UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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UST INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March      , 2007
100 West Putnam Avenue
Greenwich, Connecticut 06830
To the Stockholders of UST Inc.:
The 2007 Annual Meeting of Stockholders of UST Inc. (the “Company”) will be held at the Cole Auditorium of the Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut, on Tuesday, May 1, 2007, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

(1)	to adopt and approve an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors so that each director would stand for reelection on an annual basis;
(2)	(a) in the event Proposal 1 is adopted and approved, to elect nine directors to serve for terms of one year each, or until their respective successors are duly elected and qualified;
(2)	(b) in the event Proposal 1 is not adopted and approved, to elect three directors to serve for terms of three years each, or until their respective successors are duly elected and qualified;
(3)	to ratify the appointment of independent auditors of the accounts of the Company for the year 2007; and
(4)	to consider and act upon such other business as may properly come before the meeting.
Stockholders of record as of the close of business on March 8, 2007 will be entitled to vote at the meeting. The approximate date of mailing of this Proxy Statement is on or about March 26, 2007. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after April 20, 2007, during normal business hours at the Company’s principal executive offices located at the above address.
You are urged to vote your proxy promptly whether or not you plan to attend the meeting in person. Please sign and date the enclosed proxy card and return it in the enclosed postage paid envelope or you may also vote your shares either via telephone or the Internet. Please read the instructions printed on the top portion of your proxy card. The Company’s transfer agent, which is tabulating votes cast at the meeting, will count the last vote received from a stockholder, whether by telephone, proxy, ballot or electronically through the Internet. Please note all votes cast via telephone or the Internet must be cast prior to 2:00 a.m., Eastern Daylight Savings Time, on Tuesday, May 1, 2007.
MARIA R. SHARPE
Senior Vice President and Secretary

100 West Putnam Avenue
Greenwich, Connecticut 06830
PROXY STATEMENT
Proxies and Voting Information
Solicitation of Proxy
The enclosed proxy is solicited by the Board of Directors (the “Board”) of UST Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 1, 2007, including any adjournment thereof. Whether or not you plan to attend the Annual Meeting, the Board respectfully requests the privilege of voting on your behalf and urges you to either sign, date and return the enclosed proxy or vote your shares via telephone or the Internet. By doing so you will, unless such proxy is subsequently revoked by you, authorize the persons named therein, or any of them, to act on your behalf at the Annual Meeting.
Any stockholder who submits a proxy may revoke it by giving a written notice of revocation to the Secretary or, before the proxy is voted, by submitting a duly executed proxy bearing a later date. The Company’s transfer agent, which is tabulating votes cast at the Annual Meeting, will count the last vote received from each stockholder, whether by telephone, proxy, ballot or electronically through the Internet.
As of the close of business on March 8, 2007, the record date for the Annual Meeting, the outstanding stock of the Company entitled to vote consisted of                      shares of common stock (“Common Stock”). Each share of Common Stock is entitled to one vote.
Appearance at the Annual Meeting in person or by proxy of the holders of Common Stock entitled to cast at least                     votes is required for a quorum.
Attendance and Procedures at Annual Meeting
Attendance at the Annual Meeting will be limited to stockholders of record, beneficial owners of Common Stock entitled to vote at the meeting having evidence of ownership, a duly appointed proxy holder with the right to vote on behalf of an absent stockholder (one proxy holder per absent stockholder) and invited guests of the Company. Any person claiming to be the proxy holder of an absent stockholder must, upon request, produce written evidence of such authorization. If your shares are held in the name of a broker, bank or other nominee, and you wish to attend the Annual Meeting, you must bring with you a proxy or letter from the broker, bank or other nominee as evidence of your beneficial ownership of the shares. Management requires all signs, banners, placards, cameras and recording equipment to be left outside the meeting room.
Actions to be Taken at Annual Meeting
1. A resolution will be offered to adopt and approve an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors so that each director would stand for re-election on an annual basis.
2(a). In the event the amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors is adopted and approved, nine directors will be elected to serve for terms of one year each, or until their respective successors are elected and qualified.

2(b). In the event the amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors is not adopted and approved, three directors will be elected to serve for terms of three years each, or until their respective successors are elected and qualified.
3. A resolution will be offered to ratify the appointment of independent auditors of the accounts of the Company for the year 2007.
Your authorized proxies will vote FOR the resolution to amend the Company’s Restated Certificate of Incorporation to declassify the Board of Directors, FOR the election of the individuals herein nominated for directors, and FOR the resolution regarding the auditors, unless you designate otherwise. A proxy designating how it should be voted will be voted accordingly. If you hold your shares through a broker or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters.
Proposal No. 1
Declassification of the Board of Directors
General. Article Sixth of the Company’s Restated Certificate of Incorporation has provided for a classified board structure for many years. This structure divides the Board into three classes of directors, with each class serving a staggered three-year term. As a result, approximately one-third of the directors currently stand for election each year. To declassify the Board and implement a system providing for an annual election of the directors, the Company’s Restated Certificate of Incorporation must be amended.
The Board, upon the recommendation of the Nominating & Corporate Governance Committee, has adopted resolutions, subject to stockholder approval, approving and declaring the advisability of an amendment to Article Sixth of the Company’s Restated Certificate of Incorporation to declassify the Board and directed that this proposal, requesting that stockholders approve such amendment to Article Sixth, be submitted to a stockholder vote.
Background. Classified or staggered boards have been widely adopted and have a long history in corporate law. Proponents of a staggered system for the election of directors believe that such a system provides continuity and stability and facilitates long-term strategic planning by ensuring that a majority of a company’s directors at any given time have the prior relevant experience as directors of the company. As a tobacco company, we, in the past, have felt that a classified board structure was beneficial for this reason. Proponents of classified boards have also asserted that these provisions protect companies against unfair and abusive treatment of stockholders in takeover situations and/or proxy contests.
On the other hand, classified boards are felt by some to have the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis. In addition, the existence of a classified board of directors is of concern to some who feel that it may deter some tender offers or substantial purchases of stock that might give stockholders the opportunity to sell their shares at a price in excess of what they would otherwise receive.
The Board, over the years, has considered carefully the advantages and disadvantages of maintaining a classified board structure, and in the past concluded that it would be in the best interest of the Company and its stockholders to maintain a classified board. This year, the Board, in consultation with its advisors, has once again given due consideration to the various arguments for and against a classified board. After this review, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, has decided that it is an appropriate time to propose declassifying the Board. While the Board recognizes that staggered terms can promote continuity and stability in the Board’s business strategies and policies, it has unanimously concluded, in light of, among other things, the vote of the Company’s stockholders at the last annual meeting on a stockholder proposal relating to this matter, that it is in the Company’s best interests to eliminate its classified board structure.
Implementation of the proposal. If the proposal is approved by the requisite vote of stockholders, the Company’s Restated Certificate of Incorporation will be amended to allow for the annual election of all directors beginning at the Annual Meeting. The proposed amendment to the Company’s Restated Certificate of Incorporation is annexed to this proxy statement as Appendix A, which shows the current language of Article Sixth and the changes to Article Sixth resulting from the amendment. If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
Miscellaneous. Under Delaware law, directors of companies that have a classified board of directors may only be removed for cause unless the certificate of incorporation provides otherwise. However, directors of companies that do not have a classified board may be removed with or without cause by a majority vote of the stockholders. Accordingly, if the proposed amendment to the Company’s Restated Certificate of Incorporation is approved, the Company’s stockholders would be able to remove, with or without cause, any or all members of the Board elected at this meeting or any subsequent meeting.
The current number of directors is ten and will be reduced to nine as of the Annual Meeting. The adoption of this proposal would not otherwise change the number of directors nor would it affect the authority of the directors to change that number and to fill any vacancies or newly created directorships.
If this proposal is not approved by the stockholders at the Annual Meeting, the Board will remain classified and the directors elected at the Annual Meeting will serve for a three-year term ending at the 2010 Annual Meeting of Stockholders.
The Resolution. The following resolution will be offered at the Annual Meeting:

“RESOLVED, that, the amendment to Article Sixth of the Company’s Restated Certificate of Incorporation to declassify the Board, a copy of which is attached as Appendix A to the Company’s proxy statement for the 2007 Annual Meeting of Stockholders, be, and it hereby is, ratified, confirmed and approved by the stockholders of the Company.”
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL (Proposal No. 1). Your appointed proxies will vote your shares FOR Proposal No. 1, unless you instruct otherwise in the proxy form.
The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy is required to adopt this proposal. Accordingly, abstentions and broker non-votes will have the same effect as a vote against this proposal.
Proposal No. 2
Election of Directors
The Company’s Restated Certificate of Incorporation currently provides for the election of one-third (as nearly as possible) of the Board annually. Patrick J. Mannelly, a director since 2005, is not standing for re-election at the Annual Meeting. The Board currently consists of ten members and, with the departure of Mr. Mannelly, will be reduced to nine members at the Annual Meeting. If the stockholders approve the proposed amendment to the Company’s Restated Certificate of Incorporation to declassify the Board discussed above, all nine members of the Board will be up for re-election at the Annual Meeting. However, if the stockholders do not approve the proposed amendment, then the term of office of three of the current directors will expire at the Annual Meeting, the term of office of three of the current directors will expire at the 2008 Annual Meeting of Stockholders and the term of office of three of the current directors will expire at the 2009 Annual Meeting of Stockholders.
Directors are elected by a plurality of votes cast. “Plurality” means that the nominees who receive the largest number of votes cast “For” are elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted “For” a particular nominee as a result of a direction to withhold or broker non-vote will not affect the outcome of the vote. Your proxy, unless otherwise marked, will be voted for the nominees further described below. In the event that any nominee is not available for election at the time of the Annual Meeting or any adjournment thereof, an event which is not anticipated, your proxy may be voted for a substitute nominee and will be voted for the other nominees named below. Your vote is required with respect to both Proposals 2(a) and 2(b). The proposal that will become effective will be based on whether stockholders approve Proposal No. 1.

2(a) Election of nine directors to serve for one-year terms
In the event the stockholders approve Proposal No. 1 regarding declassification of the Board, upon recommendation of the Nominating & Corporate Governance Committee, the Board has nominated the following nine current members of the Board to serve for a term of one year each to expire at the 2008 Annual Meeting of Stockholders, or until their respective successors are elected and qualified: John D. Barr, John P. Clancey, Patricia Diaz Dennis, Vincent A. Gierer, Jr., Joseph E. Heid, Murray S. Kessler, Peter J. Neff, Andrew J. Parsons and Ronald J. Rossi.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS (Proposal No. 2(a)).
2(b) Election of three directors to serve for three-year terms
In the event the stockholders do not approve Proposal No. 1 regarding declassification of the Board, upon recommendation of the Nominating & Corporate Governance Committee, the Board has nominated the following three current members of the Board to serve for a term of three years each to expire at the 2010 Annual Meeting of Stockholders, or until their respective successors are elected and qualified: John P. Clancey, Vincent A. Gierer, Jr. and Joseph E. Heid.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS (Proposal No. 2(b)).
The Nominees
Set forth in the following table is certain information with respect to each person nominated by the Board, including the number of shares of Common Stock beneficially owned by such person as of December 31, 2006. As described above, if Proposal No. 1 regarding declassification of the Board is approved, each of the nine below listed individuals will be nominated to serve as directors for terms of one year each rather than the “present terms” described below, or until their respective successors are elected and qualified. If Proposal No. 1 is not approved, only those three individuals listed below whose names are accompanied by an asterisk will be nominated to serve as directors for terms of three years each, or until their respective successors are elected and qualified. Further, if Proposal No. 1 is not approved, those six individuals listed below whose names are not accompanied by an asterisk will continue to serve as directors of the Company until the expiration of their present terms, or until their respective successors are elected and qualified.

Name of Nominee or Director

John D. Barr
Age 59
Shares beneficially owned:
Outstanding shares — 9,113
Shares pledged as security or collateral — 0
Shares subject to options — 2,785
Present term expires in 2008
Director since 2003

Mr. Barr has served as Vice Chairman of the Board of Directors of Papa Murphy’s International, Inc. since June 2004 and as its Chief Executive Officer since April 2005. He served as a director of Performance Logistics Group, Inc. until December 2006, and from March 2004 to September 2005 he served as its Chairman. From 1999 to April 2004, Mr. Barr served as President and Chief Executive Officer of Automotive Performance Industries. He also serves as a director of United Auto Group, Clean Harbors Inc., and James Hardie, N.V.

Name of Nominee or Director

*John P. Clancey
Age 62
Shares beneficially owned:
Outstanding shares — 24,633
Shares pledged as security or collateral — 0
Shares subject to options — 10,285
Present term expires in 2007
Director since 1997

Mr. Clancey has served as Chairman of Maersk Sealand since December 1999. He served as President and Chief Executive Officer of Sea-Land Service, Inc. from July 1991 to December 1999.

Patricia Diaz Dennis
Age 60
Shares beneficially owned:
Outstanding shares — 10,113
Shares pledged as security or collateral — 0
Shares subject to options — 4,285
Present term expires in 2009
Director since 2001

Ms. Diaz Dennis has served as Senior Vice President and Assistant General Counsel for AT&T Services, Inc., a subsidiary of AT&T Inc. (formerly SBC Communications Inc. (“SBC”)) since November 18, 2005. Effective February 16, 2007, her responsibilities include oversight of AT&T corporate litigation and legal matters related to procurement, corporate real estate, information technology and environmental and corporate compliance. Previously, she was responsible for labor and employment matters and Sterling Commerce legal matters for AT&T. She has served in various executive positions for SBC and its affiliated companies, including, Senior Vice President and Assistant General Counsel of SBC Services, Inc. from August 2004 to November 17, 2005; Senior Vice President, General Counsel and Secretary of SBC West from May 2002 to August 2004 and Senior Vice President — Public Affairs and Special Projects of SBC from February 2002 to May 2002.

*Vincent A. Gierer, Jr.
Age 59
Shares beneficially owned:
Outstanding shares — 391,230
Shares pledged as security or collateral — 0
Shares subject to options — 730,300
Present term expires in 2007
Director since 1986

Mr. Gierer has served as non-executive Chairman of the Board of the Company since January 1, 2007 and served at its Chairman and Chief Executive Officer from December 1, 1993 to December 31, 2006. Mr. Gierer served as President of the Company from September 1990 to November 2005. He was employed by the Company from March 1978 until his retirement on December 31, 2006.

Name of Nominee or Director

*Joseph E. Heid
Age 60
Shares beneficially owned:
Outstanding shares — 14,399
Shares pledged as security or collateral — 0
Shares subject to options — 1,285
Present term expires in 2007
Director since 2003

Mr. Heid served as Chairman, President and Chief Executive Officer of Esprit de Corp. from December 1999 to July 2002. From November 1997 to November 1999, he served as President of Revlon International. He previously served as Senior Vice President of Sara Lee Corporation. Mr. Heid is a certified public accountant. He also serves as a director of Vertrue, Inc.

Murray S. Kessler
Age 47
Shares beneficially owned:
Outstanding shares — 194,755
Shares pledged as security or collateral — 30,600
Shares subject to options — 406,600
Present term expires in 2008
Director since 2005

Mr. Kessler has served as President and Chief Executive Officer of the Company since January 1, 2007 and served as its President and Chief Operating Officer from November 3, 2005 to December 31, 2006. Mr. Kessler served as President of U.S. Smokeless Tobacco Company (“USSTC”) from April 6, 2000 to November 2, 2005. He served as Senior Vice President of USSTC from January 3, 2000 to April 5, 2000.

Peter J. Neff
Age 68
Shares beneficially owned:
Outstanding shares — 15,151
Shares pledged as security or collateral — 0
Shares subject to options — 5,785
Present term expires in 2009
Director since 1997

Mr. Neff served as President and Chief Executive Officer of Rhône-Poulenc, Inc., the U.S. subsidiary of Rhône-Poulenc, S.A. from 1991 to 1996.

Name of Nominee or Director

Andrew J. Parsons
Age 63
Shares beneficially owned:
Outstanding shares — 6,854
Shares pledged as security or collateral — 0
Shares subject to options — 0
Present term expires in 2009
Director since 2005

Mr. Parsons served as a Director and Senior Partner of McKinsey & Company where he was employed from 1976 to December 2000. He served as a member of the McKinsey Advisory Council from 2001 to 2004, and is currently a Director Emeritus. Prior to joining McKinsey & Company, Mr. Parsons served in various management positions with Prestige Group Ltd., a division of American Home Products Corporation, now known as Wyeth. He also serves as a director of AT Cross Company and as a director of several private companies and not-for-profit organizations, including the United Way.

Ronald J. Rossi
Age 66
Shares beneficially owned:
Outstanding shares — 20,091
Shares pledged as security or collateral — 0
Shares subject to options — 1,285
Present term expires in 2008
Director since 2004

Mr. Rossi served as Chairman of the Board of Lojack Corporation (“Lojack”) from May 2001 to May 31, 2006. From November 2000 to December 2004, he also served as Chief Executive Officer of Lojack. Mr. Rossi previously served as President of Oral-B Laboratories, Inc., a subsidiary of The Gillette Company, from 1998 to 2000. Mr. Rossi also serves on the Board of Directors of Mentor Corporation.

As of December 31, 2006, all directors and executive officers as a group beneficially owned 958,712 shares of Common Stock and had exercisable options to acquire 1,424,010 shares of Common Stock, which together represented in the aggregate approximately 1.5 percent of the outstanding Common Stock including options held by all such persons. No executive officer or director beneficially owned more than 1 percent of the aggregate amount of the outstanding Common Stock including options held by the respective person.

CORPORATE GOVERNANCE AND
DIRECTOR INDEPENDENCE
Corporate Governance Guidelines
The corporate governance listing standards of the New York Stock Exchange (the “NYSE rules”) require that the Board be comprised of a majority of independent directors. The federal securities laws and the rules promulgated thereunder by the Securities and Exchange Commission (the “SEC”) and the NYSE rules, taken together, require that the Audit Committee, the Nominating & Corporate Governance Committee and the Compensation Committee each be comprised solely of independent directors.
To ensure compliance with these requirements each year, the Board, acting through the Nominating & Corporate Governance Committee, reviews the relationships that each director has with the Company based primarily on a review of the questionnaires completed by the directors regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors. Only those directors whom the Board affirmatively determines have no material relationship with the Company may, under the NYSE rules, qualify as independent directors. To assist in the review process, the Board has established standards concerning relationships that, absent special circumstances, would not be deemed material and thereby cause a director not to be considered independent. These standards are set forth below and in UST Inc.’s Corporate Governance Guidelines which are available on the Company’s website at www.ustinc.com under the heading “Investors/Corporate Governance/Corporate Governance Guidelines.” A printed copy of the Company’s Corporate Governance Guidelines is also available to stockholders free of charge upon oral or written request, addressed to the Secretary at UST Inc., 100 West Putnam Avenue, Greenwich, Connecticut 06830.
The independence standards, as set forth in the Company’s Corporate Governance Guidelines, provide as follows:

A substantial majority of the Board shall, at all times, be directors who qualify as independent directors (“Independent Directors”) under the NYSE rules in effect from time to time.

Annually, the Nominating & Corporate Governance Committee shall review and report to the Board on whether any director, other than management directors, has any relationship, which, in the opinion of the Nominating & Corporate Governance Committee is material (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) or (ii) would otherwise cause such person not to qualify as an “independent” director under the NYSE rules and, in the case of members of the Audit Committee, the Sarbanes-Oxley Act of 2002.

To facilitate the Nominating & Corporate Governance Committee’s review, the Nominating & Corporate Governance Committee has identified certain relationships, which, absent special circumstances, would not be deemed to be material and, as such, not interfere with a director’s qualifying as an “independent” director. Such relationships include:

•	being a person who is a current employee, or whose immediate family member (as defined in the rules of the NYSE) is a current executive officer of a Company that, during the current year or in the past three fiscal years, makes (or expects to make) payments to, or receives (or expects to receive) payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed (and, in the current year, is not expected to exceed) the greater of $1 million, or 1 percent of such other Company’s consolidated gross revenues;
•	being a person whose immediate family member has received in the past three years, or, with respect to the current year is expected to receive, direct compensation from the Company, provided that the amount of such direct compensation received by such immediate family member did not during any 12-month period in the preceding three years, and is not expected to during any 12-month period in the future, exceed $100,000;
•	being a person who was affiliated with or employed by, or whose immediate family member was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company, provided that (i) neither such person nor any immediate family member of such person is a current partner of the Company’s internal or external auditor; (ii) such person is not a current employee of such a firm; (iii) no immediate family member of such person is a current employee of such a firm, participating in the firm’s audit, assurance or tax compliance (but not tax planning) practices; and (iv) neither such person nor any immediate family member of such a person, as an employee or partner of such firm, personally did work on the Company’s audit within the last three years.
•	being a person who was employed, or whose immediate family member was employed, as an executive officer of another organization where any of the Company’s present executives served at the same time on that organization’s compensation committee, provided that at least three years have passed since the time such contemporaneous compensation committee service and employment relationship last occurred;
•	being a person who was a director or an executive officer of a charitable organization to which the Company has made a contribution, provided that contributions to such organization by the Company, in any single fiscal year during the preceding three fiscal years, did not, and are not expected in the current fiscal year to, exceed the greater of $100,000, or 1 percent of such charitable organization’s consolidated gross revenues; and
•	being a member of a law firm, or a partner or executive officer of any investment banking firm which has provided, or is providing, services to the Company, provided that the person is not a member of the Audit Committee and the fees paid, or expected to be paid, for services in each of the prior three fiscal years and anticipated for the current fiscal year are less than 1 percent of that firm’s gross revenues for the applicable fiscal year.

To the extent that any such relationship exists in which the thresholds described above are exceeded, the Nominating & Corporate Governance Committee shall review the independence of such director in light of all relevant facts and circumstances, including the NYSE rules. Any determination made by the Nominating & Corporate Governance Committee with respect to the independence of such director, including a description of any such relationship, shall be disclosed in the Company’s annual proxy statement.
Director Independence
In light of the foregoing, the Nominating & Corporate Governance Committee has reviewed, on behalf of the Board, the independence of all directors and has determined, based on the information provided to it by the directors, that, as of the Annual Meeting, all directors other than Mr. Gierer, the Company’s non-executive Chairman of the Board, and Mr. Kessler, the Company’s President and Chief Executive Officer, will qualify as independent directors under the NYSE rules, and that, as of the Annual Meeting, each member of the Audit Committee, the Nominating & Corporate Governance Committee and the Compensation Committee will also satisfy any additional independence requirements applicable, under the federal securities laws and the NYSE rules, to members of such committees. Mr. Mannelly, who is not standing for re-election at the Annual Meeting, also satisfies each of the foregoing independence requirements, as applicable.
Director Nomination Procedures
It is the Company’s desire to select individuals for nomination to the Board who are the most highly qualified and who, if elected, will enhance the Board’s ability to oversee and direct, in an effective manner, the business of the Company and to best serve the general interests of the Company and its stockholders. In its assessment of potential nominees, the Nominating & Corporate Governance Committee will consider whether any such nominee:

•	Meets New York Stock Exchange independence criteria;
•	Reflects highest personal and professional ethics and integrity;
•	Has relevant educational background;
•	Has demonstrated effectiveness and possesses sound judgment;
•	Has qualifications to serve on appropriate Board committees;
•	Has experience relevant to the business needs and objectives of the Company;
•	Has the ability to make independent and analytical judgments;
•	Has adequate time to devote to Board responsibilities; and
•	Has effective communication skills.
Such matters will be considered in light of the then current diversity and overall composition of the Board.

The Nominating & Corporate Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee reflects the highest personal and professional ethics and integrity, has the ability to make independent and analytical judgments and has adequate time to devote to Board responsibilities. In addition, the Nominating & Corporate Governance Committee examines a candidate’s specific experience and skills, potential conflicts of interest and independence from management and the Company.
The Nominating & Corporate Governance Committee identifies potential nominees through referrals by current directors and executive officers and also from search firms specializing in identifying director candidates whose services have been retained by the Committee. The Nominating & Corporate Governance Committee presently has on retainer the firms of Heidrick & Struggles and Canny, Bowen Inc. to assist it in identifying potential candidates. The Committee will consider candidates from other sources, including, as described below, from stockholders.
Once an individual has been proposed for consideration by the Nominating & Corporate Governance Committee as a possible candidate, the Nominating & Corporate Governance Committee reviews the person’s background and qualifications, as well as the needs and the then current composition of the Board. If the Nominating & Corporate Governance Committee determines that the proposed candidate warrants further consideration, a meeting may be arranged with the proposed candidate and the chair and/or other members of the Nominating & Corporate Governance Committee.
The Nominating & Corporate Governance Committee will consider and evaluate candidates suggested in a timely manner by stockholders, taking into account the qualities of any individual so suggested and the vacancies and needs of the Board. To enable the Nominating & Corporate Governance Committee to consider and evaluate properly any such candidate prior to the next Annual Meeting, the Secretary should receive, no later than November 27, 2007, the following information:

•	The name, business address and curriculum vitae of any proposed candidate;
•	A description of what would make such person an effective addition to the Board;
•	A description of any relationships or circumstances that could affect such person’s qualifying as an independent director;
•	A confirmation of such person’s willingness to serve as a director;
•	Any information about such person that would, under the federal proxy rules, be required to be included in the Company’s proxy statement if such person were a nominee, including, without limitation, the number of shares of Common Stock beneficially owned by such person; and
•	The name, address and telephone number of the stockholder submitting the recommendation, as well as the number of shares of Common Stock beneficially owned by such stockholder and a description of any relationship between the proposed candidate and the stockholder submitting his or her name.
All such proposed candidates shall be reviewed and evaluated in accordance with the selection criteria discussed above. The Nominating & Corporate Governance Committee’s evaluation process does not vary based on whether or not a proposed candidate is recommended by a stockholder.
Communications with Directors
The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board including, without limitation, the director who presides at executive sessions of the Board or the non-management directors as a group, any Board committee or any chair of any such committee, by mail. To communicate with directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors, by either name or title. All such correspondence should be sent c/o Secretary at UST Inc., 100 West Putnam Avenue, Greenwich, Connecticut 06830.
A copy of all such communications will be provided, as appropriate, to any member (or all members) of the Board, including, without limitation, the director who presides at executive sessions of the Board, the non-management directors as a group, any Board committee or any chair of any such committee, if the address label of the communication is so addressed. Communications, as appropriate, may be reviewed initially by the General Counsel’s office or by the Secretary, who shall report on the status thereof to the Board of Directors, the Audit Committee or, as appropriate, other directors. The Company reserves the right not to forward to the directors any material received in the nature of advertising or promotions of a product or service, or that otherwise constitutes patently offensive material.
Code of Ethics
The Company has adopted a Code of Ethics for Senior Officers (the “Code”) that applies to its principal executive officer, principal financial officer and principal accounting officer (Controller). The Code is available on the Company’s website at www.ustinc.com under the heading “Investors/ Corporate Governance/ Codes of Conduct.” A free copy of the Code will be made available to any stockholder upon oral or written request addressed to the Secretary at UST Inc., 100 West Putnam Avenue, Greenwich, Connecticut 06830. The Company will post promptly on its website any amendment to the Code or waiver of a provision thereunder, rather than filing with the SEC any such amendment or waiver as part of a Current Report on Form 8-K. The Company has also adopted a Directors’ Code of Responsibility and a Code of Corporate Responsibility applicable to all employees. These codes are also posted on the Company’s website and are similarly available from the Company.
Policy Regarding Stockholder Rights Plans
The Board has adopted a policy which provides that the Company will not adopt a stockholder rights plan without first submitting such a plan to a vote of the Company’s stockholders, subject to limited exceptions as set forth in the policy. A copy of this policy is available on the Company’s website at www.ustinc.com under the heading “Investors/ Corporate Governance/ Rights Plan Policy.”
MEETINGS AND COMMITTEES OF THE BOARD
Board Meetings; Annual Meeting Attendance
The Board held eleven meetings during 2006. No director attended fewer than 75 percent of the meetings held, including meetings held by all committees of the Board on which such director served. Absent unusual or extraordinary circumstances, each director is expected to attend the Company’s Annual Meeting of Stockholders. All members of the Board were in attendance at the 2006 Annual Meeting of Stockholders.
Executive Sessions
The non-management directors of the Company meet in executive sessions without management on a regular basis. The chair of the Nominating & Corporate Governance Committee presides at such executive sessions. In his absence, the non-management directors will designate another person to preside over such executive sessions.
Committees of the Board
The Board has four standing committees to facilitate and assist it in executing its responsibilities. The Committees are the Audit Committee, the Compensation Committee, the Nominating & Corporate Governance Committee and the Strategic Review Committee.

Audit Committee
The Audit Committee, which met twelve times during 2006, is currently comprised of the following directors: Joseph E. Heid — Chairman, Patricia Diaz Dennis, Patrick J. Mannelly, Andrew J. Parsons and Ronald J. Rossi, each of whom is an independent director under the NYSE rules, as currently in effect. The Board has determined that all members of the Audit Committee are financially literate pursuant to the NYSE rules. The Board has also determined that Mr. Heid, Chairman of the Audit Committee, Mr. Rossi and Mr. Mannelly qualify as “audit committee financial experts” in accordance with the rules of the SEC. The Board has adopted a charter for the Audit Committee. As specified in its charter, the responsibilities of the Audit Committee include, among other things, the following:

•	Assisting the Board with oversight of the integrity of the Company’s financial statements, financial reporting processes and related systems of internal accounting and financial controls, the Company’s compliance with legal and regulatory requirements, the independent auditor’s independence, qualifications and performance, and the performance of the Company’s internal audit function;
•	Engaging, on an annual basis, the Company’s independent auditors;
•	Approving, on an annual basis, the scope and fees of the independent auditor’s audit;
•	Reviewing and pre-approving the independent auditor’s permitted non-audit services and related fees, including considering whether such services are compatible with the independent auditor’s independence;
•	Reviewing, on an annual basis, the effectiveness of the Company’s internal audit function, the proposed plan of internal audit coverage and ensuring that such plan is properly coordinated with the independent auditor;
•	Reviewing significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and any changes that occur with respect to such internal controls;
•	Reviewing procedures employed by management to monitor compliance with the Company’s Code of Corporate Responsibility;
•	Overseeing management’s efforts to identify and manage risks affecting the enterprise; and
•	Administering the Company’s Policy and Procedures with respect to Related Person Transactions.

The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities. The Report of the Audit Committee appears on page 45 of this proxy statement.
Compensation Committee
The Compensation Committee, which met nine times during 2006, is comprised of the following directors: Peter J. Neff — Chairman, John D. Barr, John P. Clancey and Ronald J. Rossi, each of whom is an independent director under the NYSE rules, as currently in effect. The Board has adopted a charter for the Compensation Committee. As specified in its charter, the responsibilities of the Compensation Committee include, among other things, the following:

•	Reviewing and approving, as appropriate, the broad compensation programs of the Company with respect to its officers, including all executive officers, and the various components of total compensation of the executive officers;
•	Establishing financial and individual performance objectives for the Chief Executive Officer and other executive officers’ cash and equity-based incentives and evaluating the Chief Executive Officer’s performance in light of those performance objectives;
•	Making recommendations to the Board regarding directors’ and officers’ compensation;
•	Performing settlor functions with respect to employee benefit plans and programs of the Company and its subsidiaries; and
•	Administering the Company’s equity-based plans and considering and approving all awards thereunder.
The Compensation Committee has the authority to retain such outside advisors as it deems necessary in order to carry out its responsibilities.
The Compensation Committee evaluates the Company’s compensation plans and policies against current and emerging compensation practices, legal and regulatory developments and corporate governance trends. This review provides assurances that the Company’s compensation programs will continue to assist in attracting and retaining the talent necessary to promote strong, long-term financial performance and stockholder returns. The Compensation Committee is assisted in its review of compensation plans and policies by an independent consulting firm, Frederic W. Cook & Co., Inc. (the “Cook Firm”). The Compensation Committee has directly engaged the Cook Firm since 2002. The Cook Firm is responsible solely to the Committee and its chair and does no work for the Company’s management independent of its work for the Committee. During 2006, the Committee also retained the services of the law firm Paul, Hastings, Janofsky & Walker LLP for legal advice related to employment agreements entered into by the Company.
The Committee generally meets before each Board meeting, or at the call of its chair. The Committee has full authority to decide the compensation, benefit and related aspects of employment for each of the Company’s officers. However, its decisions on the Chairman’s and Chief Executive Officer’s compensation are reviewed with the full Board, generally in executive session, and are subject to the Board’s ratification.

Management prepares recommendations for the Compensation Committee’s consideration in all decision areas that come before it, including pay recommendations for individual executive officers. Management recommendations are reviewed in advance with the Cook Firm, as directed by the Committee, which provides independent advice to the Compensation Committee. The Cook Firm is charged with reviewing management’s recommendations and developing compensation recommendations for the Chairman and the Chief Executive Officer independent of management. The Cook Firm’s recommendations generally come directly to the Compensation Committee without the prior knowledge or consent of the Chairman or Chief Executive Officer.
The Compensation Committee also is responsible for reviewing the pay of the Company’s non-management directors, and recommending changes to the full Board. To help the Compensation Committee in this regard, the Company’s Human Resources staff provides comparative analyses and recommendations, which are reviewed with the Cook Firm. The Chairman and the Chief Executive Officer have no role in recommending or approving the Company’s non-management directors’ compensation program.
None of the Committee’s responsibilities for determining the compensation of the Company’s executive officers or other non-management directors has been delegated to other persons. Authority to make amendments to or to suspend or terminate any of the Company’s broad-based health and welfare and pension plans has, however, been delegated to the Chief Executive Officer by the Compensation Committee, provided that the annual cost of such amendments does not exceed $7,000,000.
The Compensation Discussion and Analysis and Compensation Committee Report appear on pages 16 to 25 of this proxy statement.

Compensation Committee Interlocks and Insider Participation
Messrs. Barr, Clancey, Neff and Rossi served as members of the Compensation Committee in fiscal year 2006. None of such committee members (i) was, during fiscal year 2006, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the SEC. No executive officer of the Company served as an executive officer, director or member of a compensation committee of any other entity of which an executive officer or director of such entity is a member of the Compensation Committee of the Company or the Company’s Board of Directors.

Nominating & Corporate Governance Committee
The Nominating & Corporate Governance Committee, which met eight times during 2006, is comprised of the following directors: John P. Clancey — Chairman, Patricia Diaz Dennis, Joseph E. Heid, Andrew J. Parsons and Ronald J. Rossi, each of whom is an independent director under the NYSE rules, as currently in effect. The Board has adopted a charter for the Nominating & Corporate Governance Committee. As specified in its charter, the responsibilities of the Nominating & Corporate Governance Committee include, among other things, the following:

•	Identifying and recommending to the Board individuals qualified to serve as directors of the Company;
•	Recommending to the Board directors to serve on committees of the Board;
•	Advising the Board with respect to matters of Board composition and procedures;
•	Reviewing and making recommendations to the Board with respect to the Company’s corporate governance guidelines;
•	Overseeing the succession plans for the Chief Executive Officer and other senior officer positions;
•	Overseeing the annual review of the performance of the Board and each committee thereof; and
•	Advising the Board generally on corporate governance matters.
Strategic Review Committee
The Strategic Review Committee met eight times during 2006 and is comprised of the following directors: Murray S. Kessler — Chairman, John P. Clancey, Vincent A. Gierer, Jr., Joseph E. Heid, Patrick J. Mannelly, Peter J. Neff and Andrew J. Parsons. The Strategic Review Committee has oversight responsibility for significant financial matters of the Company and appoints the fiduciaries responsible for the oversight of the Company’s retirement plans and funded health and welfare benefit plans. The Board has adopted a charter for the Strategic Review Committee. As specified in its charter, the responsibilities of the Strategic Review Committee include, among other things, reviewing the Company’s cash position, capital structure, operating and financial strategies, mergers, acquisitions or divestitures, reviewing and making recommendations to management and the Board with respect to the Company’s dividend policy, appointing fiduciaries with investment responsibilities for the Company’s retirement plans and funded health and welfare benefit plans, appointing fiduciaries with administrative responsibilities for the Company’s retirement plans and funded health and welfare benefit plans, reviewing funding of the Company’s retirement plans and funded health and welfare benefit plans and reviewing other capital transactions including the share repurchase policy.
Committee Charters
A copy of the charter for each of the Audit, Compensation, Nominating & Corporate Governance and Strategic Review Committees is available on the Company’s website at www.ustinc.com under the heading “Investors/ Corporate Governance/ Committee Composition and Charters.” A printed copy of each such charter is also available to stockholders free of charge upon oral or written request, addressed to the Secretary at UST Inc., 100 West Putnam Avenue, Greenwich, Connecticut 06830.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
UST Inc. (the “Company”) is a holding company for its wholly owned subsidiaries: U.S. Smokeless Tobacco Company and International Wine & Spirits Ltd.
The Company’s primary objective in the Smokeless Tobacco segment is to continue to grow the moist smokeless tobacco category by building awareness and social acceptability of smokeless tobacco products among adults, with a secondary objective of being competitive in every moist smokeless tobacco category segment. In pursuing its objectives in the Smokeless Tobacco segment, the Company faces significant regulatory restrictions and is the only smokeless tobacco company subject to the Smokeless Tobacco Master Settlement Agreement, which imposes significant restrictions on the marketing, sampling and advertising of the Company’s smokeless tobacco products. Because of these restrictions, executives are required to have in-depth knowledge of these complex regulatory requirements and face greater challenges than other consumer products companies in raising brand awareness.
Over the past several years, industry trends have shown that some adult consumers have migrated from premium brands to brands in the price value and sub-price value segments. As much of the Company’s profitability is generated from premium brand sales, a key to the Company’s future growth and profitability is attracting growing numbers of adult consumers, primarily smokers, since consumer research indicates that the majority of new adult consumers enter the category in the premium segment. Also crucial to the Smokeless Tobacco segment’s category growth success is product innovation, as evidenced by the contribution that new products have made to the Smokeless Tobacco segment’s results over the past several years. While category growth remains the Company’s priority, it is also focused on increasing adult consumer loyalty within the premium segment of the moist smokeless tobacco category.
The Company’s vision in the Wine segment is to be one of the premium fine wine companies in the world. To that end, the Company is focused on elevating Washington state wines to the quality and prestige of the top wine regions of the world, and being known for superior wine products, innovation and customer focus. The Company remains focused on the continued expansion of its sales force and category management staff to broaden the distribution of its wines in the domestic market, especially in certain account categories such as restaurants, wholesale chains and mass merchandisers. Sustained growth in the Company’s Wine segment will also be dependent on the successful introduction of new products and the extension of existing product lines.
In this environment, it is critical to the Company’s long-term success and prosperity that its business is managed by energetic, experienced and capable individuals with the quality, skills, knowledge and dedication to oversee the Company’s day-to-day business and the vision to anticipate and respond to future market and regulatory developments. It is also important for the Company to concentrate on developing the capabilities of its leaders, and to ensure that appropriate depth of executive talent exists within the Company.

The objectives of the Company’s compensation programs are to attract first-class executive talent, retain key leaders, reward past performance, incent future performance and align the long-term interests of the Company’s executive officers with those of the Company’s stockholders. The Company’s executive compensation program is intended to assist the Company in assembling and motivating a management team with the collective and individual abilities that fit the profile necessary to accomplish the Company’s long-term goals. The Company uses a variety of compensation elements to achieve these objectives; such elements include base salary, annual incentive opportunities and long-term incentives, including performance-based and time-based restricted shares and stock options, each of which is discussed in more detail below. Each element of the executive compensation program also provides a framework for governing the Company’s overall employee compensation program, as the same elements of compensation generally apply to all salaried, non-union employees. Because the Company believes the performance of every employee is important to its success, the Company is mindful of the effect of executive compensation and incentive programs on all of its employees.
Oversight of the Executive Compensation Program
The Board of Directors (the “Board”) has a Compensation Committee (the “Committee”) composed of the following outside directors, each of whom is “independent” in accordance with the governance rules of the New York Stock Exchange: Peter J. Neff, Chair, John D. Barr, John P. Clancey and Ronald J. Rossi. The Committee is appointed by, and responsible to, the Board for making recommendations to the Board, and approving where appropriate, all matters related to executive and non-employee director compensation.
The Committee has a charter which has been established by the Board, a copy of the Committee’s charter is available on the Company’s website at www.ustinc.com under the heading “Investors/ Corporate Governance/ Committee Composition and Charters.” A printed copy of the charter is also available to stockholders free of charge upon oral or written request, addressed to the Secretary at UST Inc., 100 West Putnam Avenue, Greenwich, Connecticut 06830.
For additional information on the structure, scope of authority and operation of the Committee, see “Meetings and Committees of the Board — Compensation Committee” on page 14.
The Company’s Executive Compensation Philosophy
The Committee is responsible for establishing the principles that underlie the Company’s executive compensation program and that guide the design and administration of the Company’s compensation and benefit plans, agreements and arrangements for executive officers. These principles are intended to motivate executive officers to improve the financial position of the Company, to be accountable for the performance of the business segments or functions for which they are responsible and to make decisions about the Company’s business that will deliver stockholder value.
The Committee continuously evaluates the Company’s compensation plans and policies against current and emerging compensation practices, legal and regulatory developments and corporate governance trends and makes changes as appropriate. This review provides assurances that the Company’s compensation and benefit programs continue to serve their primary purpose which is to attract and retain the talent necessary to promote strong, long-term financial performance and stockholder returns. For officers other than the Chief Executive Officer (“CEO”), the Committee has adopted broad total compensation bands. There are four officer total compensation bands with minimums of 50 percent and maximums of 150 percent of the band midpoints. A single benchmark job was utilized to establish the midpoints for target total compensation, and targeted levels for each component of compensation (i.e., base salary, annual bonus and long-term equity awards) for each band. These ranges for total compensation, and each component thereof, provide appropriate flexibility to establish targets for each job within the band based on relevant market data and for rewarding individual performance. The total compensation for the CEO and each component of such compensation is not determined by reference to any compensation band. Rather, the CEO’s compensation is established by reference to market data for a comparator group of companies. See page 18 for a discussion of the manner in which CEO and other officer compensation benchmarks are established.

The following core principles reflect the compensation philosophy of the Company, as established and refined from time to time by the Committee:
1. Performance-based incentive compensation should represent the majority of total compensation
The Committee believes that a significant portion of an executive officer’s total compensation should be tied not only to how well the individual performs, but also to how well both the individual’s business unit or function and the Company perform against financial and non-financial business objectives while adhering to the Company’s core values. In addition, the proportion of an executive officer’s total compensation tied to the achievement of performance objectives should increase as the scope and level of the individual’s responsibilities increase. Thus, the Committee uses a variety of performance targets and performance-based compensation vehicles in the executive compensation program that are designed to incorporate performance criteria that promote the Company’s annual operating plan and long-term business strategy. These compensation vehicles include annual cash bonuses, stock options and performance-based restricted shares which pay out based on attainment of various goals related to, among other things, earnings per share (“EPS”) and premium moist smokeless tobacco unit volume.
The Committee further believes that executive compensation should be linked to the delivery of shareholder value, taking into consideration the impact of the unique regulatory environment in which the Company operates. Because the price volatility of the Company’s shares is often affected by factors other than Company performance and factors over which management has little control, such as litigation and regulatory restrictions, the Committee believes that a greater proportion of the incentive compensation should be delivered in cash, which is also less dilutive. Therefore, while the Company’s compensation program includes long-term incentives, through a series of equity-based awards which are tied to the long-term performance of the Company’s stock, a significant portion of incentive compensation is delivered in annual cash awards. This is in line with how the Company rewards its stockholders with strong cash dividends and share repurchases. The Committee recognizes that while stock prices may reflect corporate performance over the long-term, other factors, such as general economic conditions, state and federal regulation, litigation and varying attitudes among investors toward the stock market, in general, and tobacco companies in particular, may significantly affect the Company’s stock price at any point in time. Accordingly, the annual cash components of the executive compensation program consisting of base salary and annual incentive opportunities emphasize current corporate performance and the realization of defined business objectives in the short-term. For fiscal year 2006, depending on the scope and level of an individual’s responsibilities, between 22 to 28 percent of total target direct compensation (the sum of base salary, annual incentive compensation and long-term incentive compensation) was provided in base salary; between 40 – 51 percent of total target direct compensation was allocated to short-term incentive compensation; and between 26 – 40 percent of total target direct compensation was allocated to long-term incentive compensation.
2. Compensation levels should be competitive
In determining compensation levels, where possible, the Committee uses a comparator group of 14 companies with whom the Committee believes it competes for executive talent. Because the comparator group of companies includes companies outside the tobacco industry, this group of companies is not the same as the group used for comparing investment performance in the graph included on page 16 of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. For 2006, the Company’s comparator group consisted of the following companies: Altria Group Inc., Anheuser-Busch Companies, Inc., Avon Products, Inc., Brown-Forman Corporation, Campbell Soup Company, the Clorox Company, Colgate- Palmolive Company, Fortune Brands Inc., the Hershey Company, McCormick & Company Inc., Molson Coors Brewing Company, Reynolds American Inc., Sara Lee Corporation, and Wm. Wrigley Jr. Company. Because of the variability in the market capitalization of these companies, where possible, the data used for benchmarking purposes is regressed for market capitalization. The Committee has determined that total compensation is to be targeted at the median of this comparator group (adjusted, where possible, for market capitalization), with an additional 20 percent premium to reflect the Company’s challenges in recruiting and retaining talented executives in the tobacco industry and the market dynamics of tobacco-related stocks. For short and long-term incentives, the actual payout, whether above, below or at the competitive median is determined by performance against pre-established relevant measures and objectives.

To further the principles described above, each year the Committee reviews market data with respect to the comparator group listed above to ensure that the Company’s executive compensation program remains competitive and reviews the Company’s total executive compensation program with the input of its independent consultant, the Cook Firm, in light of evolving market practices, accounting and tax rules and other external regulatory developments. The Committee undertakes this review to ensure that, for each executive position, the Committee’s compensation decisions are appropriate, reasonable and consistent with the Company’s philosophy, considering the various markets in which the Company competes for executive talent. If necessary, the Company makes changes in programs to achieve competitive market positioning.
Where market data is not available for a particular position, with respect to these companies, the Company uses broad and custom compensation survey data prepared by Hewitt Associates. The survey data consist of industry data, as well as more general compensation data, which includes organizations similar in profitability across a variety of industries. Furthermore, the Committee does not limit its analysis to survey data relating to the organizations in the Company’s comparator group because the use of data applicable to the most relevant talent pool allows it to more precisely tailor compensation packages to the demands of the market. This broader comparison group is used because the Company’s competitors for qualified executives are not always limited to the companies in the Company’s business sector or comparator group. In situations where these survey data are used, consistent with the philosophy described, the total compensation is targeted to the median of the data utilized, with an additional 20 percent premium as explained above.
The benchmark information generated by the broader survey data is also used as an additional reference point in determining total compensation, even where comparator company data is available.
3. Compensation decisions should take into account total compensation and equity holdings
In approving executive officer compensation and severance arrangements, the Committee reviews and takes into consideration the cost of all programs, including perquisites and other Company sponsored benefits, and the cost of such arrangements under various possible scenarios, including change-in-control of the Company and termination of employment with and without cause. Tally sheets setting forth all of the possible payout scenarios are prepared by the Company and are reviewed by the Committee and its independent consultant. The Committee analyzes this information in relation to the practices of companies in the Company’s comparator group and where comparator company information is not available, to practices of other relevant companies or other survey data as described above. In special circumstances, the total compensation and the mix of payouts may be adjusted to address retention risks. The Committee also takes into consideration an executive officer’s total equity holdings and retention considerations when approving compensation arrangements. For example, during 2005 when the Chairman and CEO, Vincent A. Gierer, Jr. announced his intention to retire, in order to retain him through 2006, the Committee awarded him a $5 million cash retention bonus payable in July, 2007, provided that he remain as Chairman and CEO through December 31, 2006. This cash retention award was in lieu of any long-term awards for both 2005 and 2006. The award was designed as an all cash award to avoid the dilutive effect of equity awards and took into consideration Mr. Gierer’s significant equity holdings in the Company.
4. Executive officers should have a stake in their decisions
The Committee believes that it is in the best interests of the Company and its stockholders for the executive officers to have a financial interest in the long-term results of their businesses. Accordingly, the Company provides its executive officers with various ways to become stockholders of the Company. These opportunities include performance-based restricted stock awards, as well as stock option grants. The Company’s policies regarding stock ownership guidelines and holding requirements are discussed in more detail below.
Components of the Executive Compensation Program
The primary elements of the Company’s executive compensation program are:

•	base salary;
•	annual incentive opportunities paid in cash;
•	long-term incentives;
•	pension plans;

•	severance agreements; and
•	other perquisites

Each year, the Committee reviews each executive officer’s total compensation and compares it with market data for similar positions in the organizations included in the Company’s comparator group or market data for other relevant sources as described above. In addition, the CEO presents to the Committee his evaluation of each executive officer, which includes a review of the officer’s achievement against both Company financial and individual objectives. Information from these performance evaluations is utilized to determine increases in base salary, calculate annual incentive awards under the Company’s incentive compensation plan and determine the level of long-term incentive awards made to the officer.
1. Base Salary
The Committee typically reviews and determines the base salaries of all officers of the Company in April of each year. As described above, except for the CEO, the Committee has established and maintains four broad bands of base salary ranges for officers. The midpoint for base salary ranges is targeted at or near the median of the market base salary of designated positions determined as described above. Base salaries may be adjusted upward or downward within these broad salary bands in the Committee’s discretion. Each year, a merit increase guideline is established for all officers of the Company based on market data derived from several surveys, including surveys from the Conference Board, Hewitt Associates, Mercer, Watson Wyatt, and WorldatWork. Based on this data, the average merit increase guideline established for 2006 was 3.7 percent. In determining increases in base salary for each individual, the Committee takes into account the scope of responsibilities, experience, performance rating and internal equity within the Company. For 2006, base salary increases for individual executive officers ranged from 0 to 8 percent based on the foregoing criteria. In addition, the Committee may make adjustments in an individual’s base salary during the year based on changes in the executive’s responsibilities.
The salaries the Company paid to the CEO, CFO and the three other most highly-compensated executive officers during fiscal 2006 are shown in the Summary Compensation Table on page 26.
2. Annual Incentive Opportunity
At the beginning of each year, the Committee reviews annual incentive targets under the UST Inc. Incentive Compensation Plan (“ICP”) for the CEO, the CFO and the other executive officers of the Company. At that time, the Committee (i) sets the overall Company performance objectives for the year and, (ii) sets individual performance measures for the year. To determine what, if any, adjustments to targets are necessary, this process is undertaken after the Board has approved the Company’s annual operating plan for the current fiscal year. The Committee may make adjustments in an individual’s target during the year based on changes in the executive’s responsibilities, but typically does not make adjustments in the Company or individual performance targets. The weight attributed to Company performance versus individual objectives for executive officers varies based on the individual’s position. For the CEO, with respect to the 2006 performance period, 50 percent of the annual bonus was based on achievement against EPS targets, 20 percent was based on achievement against unit volume targets and 30 percent was based on achievement against individual objectives. The earnout with regard to each performance objective of the bonus ranges from 50 to 150 percent of the target allocated to each performance objective with a threshold of 80 percent and a maximum of 120 percent of the pre-established goal. The weighting for each performance objective varied for the other executive officers based on the position, but the threshold and maximums were the same as those for the CEO. Unlike the CEO, however, earnout for the individual performance goals for these other executive officers was 0 to 120 percent. The earnout for the CEO on individual objectives was set at a higher level to foster the transition of his duties to his successor. The overall Company performance objective for 2006 was an EPS target of $3.05. EPS for this purpose is diluted EPS from continuing operations as determined under Generally Accepted Accounting Principles excluding any items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to discontinued operations or a change in accounting principles or tax law or other regulations, provided that such items are specifically identified, quantified and disclosed in any public document, and provided further that such items have a quantifiable impact on net income or EPS reported to the SEC for that period. Individual performance objectives for each executive officer vary depending on his or her position and areas of responsibility. For 2006, such objectives included certain unit volume targets, completion of certain winery transactions, attainment of pre-established return on assets goals and leadership and talent development goals. These individual objectives are determined based on the Company’s business priorities.
Annual non-equity incentive awards under the ICP are also linked to Company performance with respect to operating earnings, as annual bonuses are awarded to executive officers out of the total ICP fund. The ICP formula, which was last approved by stockholders in 2003, provides for an aggregate bonus fund based upon fixed percentages of net earnings plus the provision for taxes and the ICP fund, as specified in the ICP. This formula requires that earnings exceed 12 percent of stockholders’ equity and that cash dividends have been declared and paid in the year. All salaried, non-union employees are eligible to participate in the ICP.
The annual non-equity incentive awards the Company paid to the CEO, the CFO and the three most highly-compensated executive officers during fiscal 2006 are shown in the Summary Compensation table on page 26. Additional information about the annual incentive opportunities is shown in the Grants of Plan-Based Awards Table on page 28.
3. Long-Term Incentives
The Company’s long-term incentive program rewards the Company’s executive officers for Company performance over a period of more than one fiscal year. The Committee believes that long-term incentive compensation performs an essential role in retaining and motivating executive officers and that, by providing them with long-term incentives, their decisions affecting the operation of the business will be aimed at maximizing stockholder value.
Since fiscal year 2003, the long-term incentive awards have consisted of stock options and both time-based and performance-based restricted stock. Most recently in 2006, the long-term awards have focused on performance-based restricted stock with special stock option awards to recognize promotions or address retention issues. The Committee believes that performance-based restricted share awards better align executive officer interests with those of stockholders and are less dilutive. The Committee does, however, believe that options continue to provide significant incentive to produce long-term results in alignment with stockholder interests and, therefore, has from time to time granted special option awards. These awards are primarily designed to retain certain officers, foster their long-term ownership interests and ensure focus on long-term results. In the future, the Committee may award more stock options or approve different award types such as restricted stock units, performance shares or units or a mix of various long-term vehicles depending on market practices and the competitive environment.
Generally, the Committee determines the overall size of the long-term incentive award for each executive officer, including the CEO and CFO, and makes equity grants annually. In determining the level of each award in 2006, the Committee considered, without assigning any particular weight to any one factor, the following: (i) the individual performance and scope of responsibilities of each executive officer; (ii) existing stock-based awards held by the executive; and (iii) the executive’s target total compensation based on market data as described above.
When determining the cumulative effect of all awards to executive officers as a group, the Committee also considered share usage and stockholder dilution, as well as the accounting and tax implications of all awards.
The Committee has made grants of equity awards, including stock options, at varying times of the year. Stock option awards are effective as of the date that the Committee authorizes or approves such awards and, as provided in the 2005 UST Inc. Long-Term Incentive Plan (“2005 LTIP”), have exercise prices equal to the fair market value of the Company’s common stock as determined by taking the average of the high and low stock price of the Company’s common stock on the date of grant.
Although management makes recommendations for the Committee’s consideration, the timing of equity awards is in the Committee’s sole discretion. The Committee has made such awards without regard to the release of the Company’s financial results for the year or the release of any other material non-public information. The Committee met and approved the long-term incentive awards for executive officers and all other eligible employees on June 21, 2006. For executive officers, this award consisted of performance-based restricted stock with a forty-three month vesting period based on the attainment of specified EPS goals for each of 2007, 2008 and 2009. The EPS target for 2007 is $3.30. EPS for this purpose is diluted EPS as described above. The Committee believes that attainment of the EPS targets with respect to these awards presents management with a significant challenge, which if achieved, would generate results that deliver the growth investors seek. The material terms of the awards granted to executive officers are described in the narrative disclosure following the “Grants of Plan-Based Awards Table” on page 28. Additional terms and conditions of these equity awards are determined under the provisions of the 2005 LTIP. Copies of the 2005 LTIP and any amendments to the 2005 LTIP are attached as exhibits or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which can be found on the Company’s website at www.ustinc.com.
The Committee also made a special award of 200,000 non-qualified options to purchase shares of Company common stock to Mr. Kessler, President and Chief Operating Officer, on November 2, 2006, in recognition of his election to the position of Chief Executive Officer which was announced on that date. This award was made in order to recognize his promotion, retain him and foster his continued investment in the long-term success of the Company in alignment with stockholders’ interests. The material terms of this award are described in the narrative disclosure following the “Grants of Plan-Based Awards Table” on page 28. On December 6, 2006, the Company also granted 25,000 shares of restricted stock to Daniel W. Butler, President of U.S. Smokeless Tobacco Company, pursuant to the Company’s 2005 LTIP. The award was made in order to recognize Mr. Butler’s performance during 2006, enhance his ownership interests, retain him and foster his continued investment in the long-term success of the Company. The material terms of this award are described on page 31.
4. Defined Benefit and Defined Contribution Pension Plans
The Company sponsors a tax qualified defined benefit plan for its salaried employees as part of its competitive pay practices. Executive officers participate in the Company’s tax-qualified defined benefit pension plan on the same terms as the rest of the Company’s salaried employees. Because the Internal Revenue Code imposes limits on the annual compensation that can be taken into consideration to determine benefits under such plans and the total annual amounts that can be paid as benefits under such plans (limitations imposed by Internal Revenue Code (“IRC”) Sections 401(a)17 and 415), the Company has established and maintains unfunded, defined benefit pension plans for employees who are subject to such limitations, including executive officers, to compensate these individuals for the reduction in their pension benefits resulting from these limitations.
In addition, in order to attract and retain more seasoned, experienced executives, the Company maintains a supplemental pension plan for officers, the Officers’ Supplemental Retirement Plan (the “Supplemental Plan”), which provides an enhanced pension formula based on attainment of a certain age and level of service with the Company. Generally executive officers who have attained age fifty-five with ten years of service and five years of service as an officer are eligible to participate in the Supplemental Plan. The Supplemental Plan formula generally provides for an age 60 benefit equal to the greater of 110 percent of the tax qualified defined benefit formula or 50 percent of eligible compensation, offset by amounts payable under the tax qualified defined benefit plan and the Company’s unfunded, non-qualified defined benefit plans. The Company does not consider bonus payments in excess of 25% of the annual bonus amount or gains from prior equity awards when determining retirement benefits under the Supplemental Plan.
The actuarial present value of the accumulated pension benefits of the CEO, the CFO and the three other most highly-compensated executive officers as of the end of fiscal 2006, as well as a more detailed explanation of the Company’s defined benefit pension plans, are shown in the Pension Plan Table on page 34.
The Company also maintains a tax qualified defined contribution plan for the benefit of all of its employees, the UST Inc. Employees’ Savings Plan. Executive officers participate in this plan on the same basis as all other employees. This plan provides for Company matching contributions of 100 percent of the first six percent contributed by employees.
5. Employment and Severance Agreements
The Company has entered into employment and/or severance agreements with all of its executive officers in order to ensure that the terms applicable to a separation from service are agreed upon in advance and not subject to future negotiation. In addition, certain of these agreements were entered into during the transition of Mr. Gierer’s responsibilities as CEO to Mr. Kessler, in order to ensure the continued focus of executive officers on the business. These agreements also provide for severance benefits after a change in control, if the executive officer’s employment is subsequently terminated (i.e., double trigger change in control agreements). Severance benefits in the event of a termination of employment after a change in control are intended to ensure retention of these executives in the event of such occurrence.
In 2006, the Company made changes to the change-in-control and severance agreements for four executive officers, including Murray S. Kessler, Robert T. D’Alessandro and Daniel W. Butler, to amend the definition of change-in-control to conform it to current market practices and ensure that such executives remain focused on the business during transitions in leadership and that the Company maintains its competitive market position. The Company believes these and other changes better align these arrangements with market practices and will further strengthen the talent retention objectives of the Company’s executive compensation program.
The material terms of the Company’s agreements with the CEO, CFO and the three other most highly-compensated executive officers as of the end of fiscal 2006 are described in the narrative disclosure following the “Grants of Plan-Based Awards Table” on page 28. The material terms of, and a quantification of amounts payable under, the change-in-control and severance agreements with the CEO, the CFO and the three most highly-compensated executive officers as of the end of fiscal year 2006 are described in the section Potential Payments Upon Termination or Change in Control on page 35.
6. Other Benefits
The Company maintains medical, dental, vision, accidental death, disability, life insurance, business travel accident insurance and survivor income benefits for all of its salaried employees, as well as customary vacation, leave of absence, and other similar policies. Other than the vacation policy, executive officers are eligible to participate in these programs on the same basis as the rest of the Company’s salaried employees. For purposes of the vacation policy, executive officers receive a minimum of four weeks vacation annually irrespective of service. This vacation policy was adopted for executive officers to ensure that adequate periods of vacation are provided based on the level of responsibility of these positions.
7. Perquisites
The Company provides its executive officers with company cars, financial planning assistance, annual wine allowances, reimbursements for the costs associated with the installation and maintenance of security systems and periodic personal use of the Company’s aircraft. The Company provides these perquisites to assist officers in focusing on the Company, rather than their personal affairs and to foster the use of the Company’s wine products at events they host. The Company also provides executive officers with a one-time reimbursement for country club initiation fees. None of the named executive officers received any such reimbursement during 2006. The Company further believes that executives working in the tobacco industry, whose compensation information is publicly available, should have adequate security at their homes. The level of the perquisites allowed is based on the Company’s assessment of a reasonable amount necessary to accomplish its objective in providing these benefits. Neither the CEO nor the other executive officers receive any additional cash compensation to reimburse them for any income tax liability that may arise and become due and payable as a result of their receipt of these items. The Company does not pay any additional cash compensation to executive officers to reimburse them for any income taxes that become due and payable in connection with equity awards, including any taxes that become due as a result of the exercise or vesting of such awards.
The aggregate incremental cost to the Company of providing these benefits to the CEO, the CFO and the three most highly-compensated executive officers during fiscal 2006 are shown in the Summary Compensation Table on page 26.
Additional Executive Compensation Policies
In addition to the principal policies relating to the compensation elements described above, the Company has adopted a number of supplemental policies to further the goals of the executive compensation program, particularly with respect to strengthening the connection between the long-term interests of the executive officers and the Company’s stockholders. These policies are described below.

1. Stock Ownership Guidelines
Executive Stock Ownership Guidelines have been established by the Committee to encourage officers to obtain and hold Company stock, to align their interests with those of the Company’s stockholders, as well as to demonstrate their long-term commitment to the future growth of the Company. These guidelines provide that within a five-year time frame, all officers are expected to own, at a minimum, depending on job band, shares with a market value of one to five times their base salary. The Company’s current stock ownership guidelines for executive officers are as follows:

Position	Ownership Level

Chairman of the Board and Chief Executive Officer	5 times base salary
Senior Vice President and Chief Financial Officer	2 times base salary
President and Chief Operating Officer	3 times base salary
Senior Vice President, General Counsel and Secretary	2 times base salary
President, U.S. Smokeless Tobacco Company	2 times base salary
Restricted shares, shares purchased through the Company’s Dividend Reinvestment and Stock Purchase Plan (a non-subsidized, non-discounted stock purchase plan applicable to all stockholders) and shares held directly by the executive officer or their spouse count toward satisfying the guidelines. Unexercised stock options and shares held in the UST Inc. Employees’ Savings Plan do not count toward satisfying the guidelines. Vested restricted shares must be held until guidelines are achieved. The guideline and ownership of the CEO, CFO and the three most highly-compensated executive officers as of the end of fiscal 2006 are as follows:

		Value of Actual	Actual Ownership
Named Executive Officer	$ Target	Shares Owned	Level

Vincent A. Gierer, Jr.	$5,500,000	$21,391,235	19 times base salary
Robert D’Alessandro	$945,000	$4,759,363	10 times base salary
Murray S. Kessler	$2,008,200	$11,203,500	17 times base salary
Richard A. Kohlberger	$945,000	$4,172,940	9 times base salary
Daniel W. Butler	$920,000	$2,979,840	6 times base salary
2. Holding Requirements
On December 8, 2005, prior to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R) Share-Based Payment, the Board, upon the recommendation of the Committee, approved the acceleration of vesting of all outstanding, unvested stock options previously awarded to the Company’s employees and officers, including executive officers, under the UST Inc. Amended and Restated Stock Incentive Plan and the UST Inc. 1992 Stock Option Plan. The decision to accelerate the vesting of these options during 2005 was made in connection with the Company’s current intention to use other forms of equity compensation with decreasing dependence on stock options and to reduce the compensation expense that the Company would otherwise be required to record in future periods following the Company’s adoption of SFAS No. 123(R) on January 1, 2006.
In order to prevent unintended personal benefits to the Company’s officers, the accelerated vesting was conditioned on such officers entering into an amendment to their original option award agreements providing that such officers will not, subject to limited exceptions, sell, transfer, assign, pledge or otherwise dispose of any shares acquired upon exercising the accelerated portion of the options before the earlier of the date on which that portion of the options would have otherwise vested under the original terms of the applicable option agreements or separation from service.
3. Compensation Recovery Policy
The Company maintains a compensation recovery policy with respect to its equity awards and the Supplemental Plan. In general, equity award agreements for all employees provide that if an employee is terminated for cause, or if after an employee is terminated for other than cause, the Company discovers the occurrence of an act or failure to act by the employee, while in the employ of the Company, that would have enabled the Company to terminate the employee’s employment for cause had the Company known of such act or failure to act at the time of its occurrence, or subsequent to an employee’s termination of employment, the employee violates a non-competition provision, and in each case, such act is discovered by the Company within three years of its occurrence, then, amounts will be returned to the Company as follows:

•	In the case of restricted stock, any shares which have not yet become vested are forfeited and returned to the Company and any shares of restricted stock that vested during the 180 day period prior to and including the date of termination will be returned to the Company. If such vested shares have been sold or otherwise disposed of, the employee will repay to the Company the fair market value of such shares on the date of such sale or other disposition.
•	In the case of stock options, any portion of the option (whether or not then exercisable) that has not been exercised as of the date of termination or discovery is forfeited and returned to the Company. In addition, the employee must sell back to the Company all shares acquired upon exercise on or after the date which is 180 days prior to the employees termination for a per share price equal to the per share exercise price of the option, or to the extent that such shares have been sold or otherwise disposed of , the employee must repay to the Company the excess of the aggregate fair market value of such shares on the date of such sale or disposition over the aggregate exercise price of such shares.
According to the terms of the Supplemental Plan, if participants are terminated for cause they will not be entitled to a benefit under the plan. If subsequent to the participant’s termination of employment with the Company other than for cause, the Company discovers the occurrence of an act or failure to act by the participant that would have enabled the Company to terminate the participant’s employment for cause had the Company known of such act or failure to act at the time of its occurrence or the participant violates any secrecy or non-competition agreement, the participant forfeits the right to any future benefits under the plan and must repay to the Company all amounts received subsequent to the date on which the act or failure to act constituting cause or the violation of any secrecy or non-competition agreement occurred.
The Company does not have a policy related to the recovery of performance-based compensation following a restatement of its financial statements.
Accounting and Tax Implications of Executive Compensation
Current federal tax law imposes an annual individual limit of $1 million on the deductibility of the Company’s compensation payments to the CEO and its four other most highly compensated executive officers. Performance-based compensation that satisfies the conditions of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), is excluded for purposes of this limitation. The 2006 awards made to the CEO and the other executive officers pursuant to the ICP, as well as the awards made pursuant to the 2005 LTIP were subject to, and made in accordance with, the Committee’s pre-established performance goals and are, therefore, considered performance-based for this purpose. In designing compensation arrangements, the Committee seeks to mitigate the expense and dilution related to such arrangements and to ensure, to the maximum extent practicable, the deductibility of all compensation payments pursuant to Section 162(m).
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis for the year ended December 31, 2006 as required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on such review and discussions, the Committee recommended to the Board, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in the Company’s 2007 Proxy Statement and its incorporation by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

February 22, 2007	Compensation Committee

Peter J. Neff, Chairman

John D. Barr

John P. Clancey

Ronald J. Rossi

Summary Compensation Table
The following table summarizes the compensation of the Named Executive Officers for the fiscal year ended December 31, 2006. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers determined by reference to their total compensation in the table below (excluding amounts disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column).

							Change in
							Pension Value
							and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name & Principal		Salary	Bonus	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Vincent A. Gierer, Jr.	2006	1,100,000	(1)	1,478,224	—	2,197,500	1,227,670	51,373	6,054,767
Chairman of the Board and Chief Executive Officer
Murray S. Kessler	2006	661,577	—	1,367,454	69,583	1,638,375	87,485	45,714	3,870,188
President and Chief Operating Officer
Robert T. D’Alessandro	2006	464,712	—	334,079	—	1,055,469	253,304	50,358	2,157,922
Senior Vice President and Chief Financial Officer
Richard A. Kohlberger	2006	464,712	—	263,240	—	1,084,419	778,513	65,189	2,656,073
Senior Vice President, General Counsel and Secretary
Daniel W. Butler	2006	447,885	—	187,530	115,667	764,575	108,984	49,578	1,674,219
President — U.S. Smokeless Tobacco Company

(1)	On November 3, 2005, the Company agreed to pay a $5,000,000 retention bonus to Mr. Gierer as soon as practicable after July 1, 2007. The Company disclosed the full amount of this bonus as earned in 2005 by including it in the “Non-Stock, Long-Term Compensation” column of the “Summary Compensation Table” in the Company’s 2006 Proxy Statement.

(2)	Amounts reflect the compensation expense recognized in the Company’s financial statements in 2006 for restricted stock awards granted in and before 2006 to the executive officers, in accordance with SFAS No. 123(R). As such, these amounts do not correspond to the compensation actually realized by each individual for the period. Mr. Gierer was not awarded any equity grants during 2005 and 2006. The dollar value for Mr. Gierer’s stock awards relates to awards granted before 2005. See Note 12 — Share-Based Compensation to the Company’s December 31, 2006 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used to value equity awards granted to executive officers. The grant date fair value of restricted stock awards is based on the average high and low market price of the Company’s common stock on the date of grant. For awards subject to performance conditions, compensation expense commences when the performance criteria is established and is based on the number of restricted shares estimated to ultimately vest.

(3)	Amounts reflect the compensation expense recognized in the Company’s financial statements in 2006 for stock option awards granted in and before 2006 to the executive officers in accordance with SFAS No. 123(R). The grant-date fair values of stock options are calculated using the Black-Scholes-Merton option pricing model, which incorporates various assumptions including expected volatility, expected dividend yield, expected life and applicable interest rates. See Note 12 — Share-Based Compensation to the Company’s December 31, 2006 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used to value stock options granted to executive officers.

(4)	Represents cash awards earned by each individual under the ICP, the provisions of which are described on page 20.

(5)	Reflects the aggregate annual increase in the actuarial present value of the accumulated benefits for each individual in each of the pension plans under which a benefit is accrued, as reflected on the Pension Benefits table (see page 34). The calculated increase in the accumulated benefit was computed using the same measurement date and assumptions used for the Company’s December 31, 2006 financial statements and footnote disclosures, assuming normal retirement age and current compensation levels. See Note 14 — Employee Benefit and Compensation Plans to the Company’s December 31, 2006 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used. With the exception of Messrs. Gierer and Kohlberger, this column includes amounts to which the individuals may not become entitled because such amounts are not yet vested.

(6)	See details of “all other compensation” (including perquisites, personal benefits, and other compensation not otherwise disclosed in the Summary Compensation Table) in the table and corresponding footnotes below.
All Other Compensation

			Company
	Personal	Personal	Contributions			Other
	Use of	Use of	to	Tax and		Perquisites
	Corporate	Corporate	Employees’	Financial	Insurance	& Personal
	Aircraft(1)	Auto(2)	Savings Plan	Planning	Premiums(3)	Benefits(4)	Total
Name	($)	($)	($)	($)	($)	($)	($)

Vincent A. Gierer, Jr.	27,691	1,736	13,200	—	2,250	6,496	51,373
Murray S. Kessler	10,541	18,306	13,200	1,575	1,764	328	45,714
Robert T. D’Alessandro	—	18,733	13,200	12,075	1,350	5,000	50,358
Richard A. Kohlberger	—	24,763	13,200	21,112	1,350	4,764	65,189
Daniel W. Butler	—	25,772	13,200	8,659	1,092	855	49,578

(1)	Amounts in this column represent the value attributed to the individual’s personal use of corporate aircraft based upon the aggregate incremental cost to the Company of such use. The aggregate incremental cost is calculated by dividing an individual’s total personal flight miles by the total annual flight miles of the aircraft and multiplying that amount by the total annual variable costs incurred by the Company’s Aviation department, including fuel, flight administration, catering, meals, flight attendants, repairs and incidental expenses.

(2)	Amounts in this column represent the value attributed to the individual’s use of corporate automobiles based upon the aggregate incremental cost to the Company of such use and includes the full lease charges for such vehicles and expenditures for maintenance, repair, fuel and administration, and where the vehicle is owned by the Company, the depreciation expense recognized by the Company.

(3)	Amounts in this column represent premiums paid by the Company for group term life insurance.

(4)	Amounts in this column represent the value attributed to the individual for an annual wine allowance and for the maintenance and/or installation of security systems.

Grants of Plan-Based Awards for 2006

									All Other	All Other
									Stock	Option		Closing	Grant Date
			Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise	Market	Fair Value
			Under Non-Equity Incentive			Under Equity Incentive			Number of	Number of	or Base	Price on	of Stock
	SFAS		Plan Awards(1)			Plan Awards(2)			Shares of	Securities	Price of	Grant Date	and
	No. 123(R)	Compensation							Stock or	Underlying	Option	of Option	Option
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards(4)	Awards	Awards(5)
Name	Date	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)

Vincent A. Gierer, Jr.	N/A	N/A	1,000,000	2,000,000	3,000,000	—	—	—	—	—	—	—	—
Murray S. Kessler	N/A	N/A	525,000	1,500,000	2,115,000	—	—	—	—	—	—	—	—
	—(3)	6/21/06(3)	—	—	—	11,932	17,900	21,480	—	—	—	—	(3)
	11/2/06	11/2/06	—	—	—	—	—	—	—	200,000	53.47	53.51	1,670,000
Robert T. D’Alessandro	N/A	N/A	289,500	965,000	1,331,700	—	—	—	—	—	—	—	—
	—(3)	6/21/06(3)	—	—	—	7,333	11,000	13,200	—	—	—	—	(3)
Richard A. Kohlberger	N/A	N/A	289,500	965,000	1,331,700	—	—	—	—	—	—	—	—
	—(3)	6/21/06(3)	—	—	—	7,333	11,000	13,200	—	—	—	—	(3)
Daniel W. Butler	N/A	N/A	245,000	700,000	987,000	—	—	—	—	—	—	—	—
	—(3)	6/21/06(3)	—	—	—	7,466	11,200	13,440	—	—	—	—	(3)
	12/6/06	12/6/06	—	—	—	—	25,000	—	—	—	—	—	—

(1)	These columns reflect annual cash award opportunities under the ICP. The actual payouts under the ICP for the 2006 performance period were determined on January 30, 2007, and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 26. For a description of the material terms of these awards, see page 20. There is no grant date reflected for ICP awards as they are not share-based awards accounted for under SFAS No. 123(R). These awards were granted on January 30, 2007.

(2)	Equity awards were granted under the 2005 LTIP to all named executive officers, with the exception of Mr. Gierer. For a description of the material terms of such awards, see page 21.

(3)	On June 21, 2006 a performance-based restricted stock award was granted to this individual. However, the performance targets, which relate to 2007, 2008 and 2009 diluted earnings per share measures, were not established until February 22, 2007. In accordance with SFAS No. 123(R), the grant date, for purposes of determining the grant date fair value to be utilized for the recognition of compensation expense, is considered to be February 22, 2007, as that was the date the individual and the Company had a mutual understanding of the key terms and conditions of the award.

(4)	The option award reflected in this column was granted to Mr. Kessler in recognition of his promotion to Chief Executive Officer, which was announced on November 2, 2006. Under the terms of the 2005 LTIP, the exercise price of this option award was determined by utilizing the average of the high and low market price of the Company’s common stock on the date of grant, as reported on the NYSE. For a description of the material terms of this award, see page 22.

(5)	The grant date fair value of stock options is calculated using the Black-Scholes-Merton option pricing model, which incorporates various assumptions including expected volatility, expected dividend yield, expected life of the options and applicable interest rates. See Note 12 — Share-Based Compensation to the Company’s December 31, 2006 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used to value stock options granted to executive officers.

Employment Agreements
Mr. Gierer
Until December 31, 2006, the Company was party to an employment agreement with Mr. Gierer which was entered into on July 23, 1987 and which had an initial term of 4 years. The stated initial term of the agreement with Mr. Gierer was generally automatically extended, subject to expiration at age 65. Mr. Gierer’s employment agreement provided that the Company would pay Mr. Gierer an annual salary in connection with his duties as Chairman of the Board and Chief Executive Officer of the Company and for such other responsibilities as may from time to time be assigned by the Board, subject to annual increase in the discretion of the Board. Mr. Gierer’s annual salary for 2006 is set forth in the Summary Compensation Table on page 26. In addition, Mr. Gierer’s employment agreement provided that he was eligible to participate in the Company’s long-term incentive plan as may be in effect from time to time, as well as the Company’s other compensation and benefit plans. Mr. Gierer’s employment agreement also provided for payments on certain terminations of employment, the material terms of which are described on page 35. Mr. Gierer’s employment agreement terminated on December 31, 2006 in connection with his retirement as Chairman and Chief Executive Officer of the Company on the same date.
In addition, as part of the Company’s succession planning process, effective November 3, 2005, the Company entered into a Retention Bonus Agreement whereby the Company agreed to pay a $5,000,000 retention bonus to Mr. Gierer as soon as practicable after July 1, 2007; provided that Mr. Gierer remained as Chairman and Chief Executive Officer of the Company through December 31, 2006. The agreement provided, however, that if Mr. Gierer’s employment terminated before December 31, 2006, for certain reasons (death, disability, termination for “good reason” (as defined in his employment agreement), or involuntarily without “cause”), he would receive a pro-rata payment of the retention bonus based on whole months worked from November 3, 2005 through the date of termination. The retention bonus was provided in lieu of any equity compensation grants that otherwise would have been made to Mr. Gierer in 2005 and 2006, the value of which would have been approximately equal to the retention bonus amount. The agreement also provided that if Mr. Gierer retired early at his own initiative or was terminated for “cause”, then the full amount of the retention bonus would be forfeited. The retention bonus amount was not included in the determination of any benefits under the Company’s pension or welfare benefit plans.
Mr. Kessler
Prior to January 1, 2007, the Company and Mr. Kessler were parties to an agreement that provided Mr. Kessler with certain severance payments and benefits in the event of termination of his employment under certain circumstances (the “Severance Agreement”). The term of the Severance Agreement was four years, but in no event less than two years following a change in control of UST Inc. (as defined in the Severance Agreement) if a change in control occurred during the four-year term. Under the Severance Agreement, if Mr. Kessler’s employment was terminated without “cause” or by Mr. Kessler for “good reason” (as defined in the Severance Agreement), he would be entitled to receive severance payments and benefits as described on page 36.
In light of Mr. Kessler’s appointment to the position of President and Chief Executive Officer effective January 1, 2007, the Company entered into a new employment agreement with Mr. Kessler. Mr. Kessler’s new employment agreement supersedes any and all previous agreements, including the Severance Agreement, between the Company and Mr. Kessler relating to his position, duties, compensation and benefits payable upon certain terminations of employment either prior to, in anticipation or contemplation of, or following a change in control of the Company.
Mr. Kessler’s employment agreement provides that the Company will pay Mr. Kessler an annual salary of $1,000,000 in connection with his duties as President and Chief Executive Officer of the Company and for such other responsibilities as may from time to time be assigned by the Board. Mr. Kessler’s employment agreement also provides that Mr. Kessler may be eligible for an annual bonus under the Company’s Incentive Compensation Plan and that his annual bonus target is $2,000,000, or such other amount as may be determined from time to time by the Board. In addition, Mr. Kessler’s employment agreement provides that he will be eligible to participate in the Company’s long-term incentive plan as may be in effect from time to time, as well as the Company’s other compensation and benefit plans. Mr. Kessler’s employment agreement also provides for payments on certain terminations of employment, the material terms of which are described on page 36.
Mr. Kessler’s employment agreement will continue in effect for a period of four years from its effective date. Thereafter, Mr. Kessler’s employment agreement will automatically renew for successive one-year periods, unless either the Company or Mr. Kessler gives written notice that it will not be extended.
Mr. Kohlberger
The Company is also party to an employment agreement with Mr. Kohlberger which was entered into on June 30, 2000. The initial three-year term of the agreement is automatically extended each year, subject to expiration at age 65. Mr. Kohlberger’s employment agreement provides that the Company will pay him an annual salary of not less than the salary in effect on June 30, 2000 in connection with his then assigned duties or such other responsibilities as may, from time to time, be assigned by the Board, subject to annual increase in the discretion of the Board. Mr. Kohlberger’s annual salary for 2006 is set forth in the Summary Compensation Table on page 26. Mr. Kohlberger’s employment agreement also provides that he may be eligible for an annual bonus under the Company’s Incentive Compensation Plan of not less than the annual bonus received in 1999; provided, however, that if the ICP fund is reduced below the level of the ICP fund with respect to the annual bonus received in 1999, such floor shall be reduced in the same proportion as the ICP fund. In addition, Mr. Kohlberger’s employment agreement provides that he will be eligible to participate in the Company’s long-term incentive plan as may be in effect from time to time, as well as the Company’s other compensation and benefit plans, and that the minimum level of recommended awards under the Company’s long-term incentive plan for the Committee’s consideration in each year shall be equal to 20,000 stock options. Mr. Kohlberger’s employment agreement also provides for payments on certain terminations of employment, the material terms of which are described on page 38.
2005 Long-Term Incentive Plan
On June 21, 2006, equity awards were granted under the UST Inc. 2005 Long-Term Incentive Plan to all named executive officers, with the exception of Mr. Gierer. These awards will vest on January 31, 2010 based on the attainment of pre-established EPS targets for each of 2007, 2008 and 2009, and continued service through that date. Under the terms of these awards, one-third of the award is earned each year based on performance for such year. For each year, “threshold” represents the payout if actual EPS is 75 percent of the target EPS for the year; “target” represents the payout if the specified EPS performance target is achieved for the year; and, “maximum” represents the highest payout possible under the terms of the award, if actual EPS is 115 percent of the target EPS for the year. If the minimum level of performance criteria with respect to a particular year is not achieved, no payout is earned for such year. The formula for determining the number of shares that will vest is applied to one-third of the total target award each year, based on the actual EPS performance for that year.
Executive officers have the right to receive nonforfeitable dividends on all restricted stock awards over the applicable vesting period based upon the target number of shares awarded. Dividends received on outstanding but unvested restricted shares during 2006 for Messrs. Gierer, Kessler, D’Alessandro, Kohlberger, and Butler were $142,272, $346,446, $77,520, $64,296, and $61,218, respectively. Shares of restricted stock may not be transferred or otherwise disposed of by the individual prior to the date on which they become vested.
For an explanation of the amount of equity awards as a percentage of total compensation, see Compensation Discussion and Analysis on page 16.
The Committee also made a special award of 200,000 non-qualified options to purchase shares of Company common stock to Mr. Kessler on November 2, 2006, in recognition of his upcoming appointment to the position of CEO which was announced on that date. These non-qualified stock options have an exercise price of $53.47, representing the fair market value of Company common stock on November 2, 2006 (the date of the grant) pursuant to the 2005 LTIP. Subject to earlier vesting due to death, disability or retirement, or upon a change in control of the Company (as defined in the 2005 LTIP), these stock options generally become exercisable at the rate of 25 percent per year commencing with the first anniversary of the date of grant, subject to continued employment.

On December 6, 2006, the Company also granted 25,000 shares of restricted stock to Daniel W. Butler, the President of U.S. Smokeless Tobacco Company, pursuant to the Company’s 2005 LTIP. This award will vest on January 1, 2012, provided that he remains employed through that date and that the Company achieves positive EPS and pays dividends in three of any of the five fiscal years of the vesting period. Pro-rata vesting will apply in the event that his employment is terminated without “cause” or for “good reason” (as such terms are defined in his employment agreement). In addition, upon a change in control (as defined in the 2005 LTIP), the restricted stock will remain outstanding, but the performance criteria will lapse as of the date of the change in control and such restricted stock will vest upon the earlier of January 1, 2012 or termination of his employment other than for “cause” or for “good reason.”
Incentive Compensation Plan
The ICP provides for annual performance-based cash bonuses. A payout of bonuses for the 2006 fiscal year can only be earned if: (i) a cash dividend has been declared and paid for the year and (ii) Operating Earnings, as defined in the ICP, exceed 12 percent of the Company’s stockholders’ equity. Once the foregoing two requirements are met, awards under the ICP to executive officers are determined by the Compensation Committee based on actual performance against pre-established performance criteria. “Threshold” for purpose of determining annual non-equity incentive awards under the ICP, represents the payout if the minimum specified level of performance criteria is achieved; “target” represents the payout if the specified performance criteria are achieved; and, “maximum” represents the highest payout possible under the terms of the ICP. Performance criteria for payouts under the ICP depend on the individual executive officer’s responsibilities and include one or more of the following: EPS, unit volume, divisional contribution, and other pre-established individual goals. For an explanation of the amount of salary and ICP awards as a percentage of total compensation, see Compensation Discussion and Analysis on page 16.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards						Stock Awards

										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
				Equity					Awards:	Market or
				Incentive					Number of	Payout
				Plan					Unearned	Value of
				Awards:				Market	Shares,	Unearned
	Number of		Number of	Number of			Number of	Value of	Units, or	Shares,
	Securities		Securities	Securities			Shares or	Shares or	Other	Units, or
	Underlying		Underlying	Underlying			Units of	Units of	Rights that	Other
	Unexercised		Unexercised	Unexercised	Option	Option	Stock that	Stock that	Have Not	Rights that
	Options (#)		Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Vested(4)	Have Not
Name	Exercisable		Unexcercisable(2)	Options (#)	Price($)	Date	Vested(3) (#)	Vested($)	(#)	Vested($)

Vincent A. Gierer, Jr.	90,000		—	—	$30.43750	10/22/07	—	—	—	—
	70,000		—	—	33.25000	12/10/07	—	—	—	—
	90,000		—	—	30.65625	09/23/08	—	—	—	—
	80,000		—	—	28.34375	05/02/09	—	—	—	—
	68,400		—	—	15.06250	07/09/10	—	—	—	—
	120,000		—	—	32.30000	09/25/11	—	—	—	—
	78,500		—	—	40.94000	05/01/12	—	—	—	—
	66,700		—	—	33.25000	07/22/13	—	—	—	—
	66,700		—	—	39.31000	09/09/14	—	—	—	—
	—		—	—	—	—	49,312	2,869,958	—	—
Murray S. Kessler	55,000		—	—	$32.30000	09/25/11	—	—	—	—
	55,000		—	—	40.94000	05/01/12	—	—	—	—
	38,900		—	—	33.25000	07/22/13	—	—	—	—
	57,700		—	—	39.31000	09/09/14	—	—	—	—
	—		200,000	—	53.47000	11/01/16	—	—	—	—
	—		—	—	—	—	79,524	4,628,297	81,834	4,762,739
Robert T. D’Alessandro	35,000	(1)	—	—	$30.65625	09/23/08	—	—	—	—
	35,000		—	—	28.34375	05/02/09	—	—	—	—
	15,000		—	—	15.06250	07/09/10	—	—	—	—
	50,000		—	—	32.30000	09/25/11	—	—	—	—
	33,000		—	—	40.94000	05/01/12	—	—	—	—
	27,800		—	—	33.25000	07/22/13	—	—	—	—
	40,800		—	—	39.31000	09/09/14	—	—	—	—
	—		—	—	—	—	20,253	1,178,725	19,534	1,136,879
Richard A. Kohlberger	40,000		—	—	$32.30000	09/25/11	—	—	—	—
	27,000		—	—	40.94000	05/01/12	—	—	—	—
	22,200		—	—	33.25000	07/22/13	—	—	—	—
	22,200		—	—	39.31000	09/09/14	—	—	—	—
	—		—	—	—	—	14,432	839,943	19,534	1,136,879
Daniel W. Butler	10,000		—	—	$39.31000	09/09/14	—	—	—	—
	—		50,000	—	38.35000	12/06/15	—	—	—	—
	—		—	—	—	—	6,580	382,956	44,866	2,611,201

(1)	Mr. D’Alessandro’s pecuniary interest in 5,775 options, included in this award, was transferred to his former spouse pursuant to a domestic relations order.

(2)	The options reported in this column for Mr. Kessler are subject to graded vesting conditions under which 50,000 options will vest on the grant anniversary date each year, beginning on November 1, 2007 and ending on November 1, 2010. The options reported in this column for Mr. Butler will vest on December 7, 2008.

(3)	The amounts reflected in this column include non-performance based restricted shares that have not yet vested, as well as shares earned under performance-based restricted share awards, but which are still subject to time-based vesting requirements. Amounts related to performance-based shares included in this column represent shares earned based on actual performance achieved against pre- established dividend and/or diluted earnings per share targets and include amounts earned related to annual performance for 2004, 2005 and 2006. Awards will generally vest between October 27, 2007 and January 31, 2010.

(4)	The amount included in this column for stock awards subject to performance conditions represents the amount that will be earned if the target level of performance conditions are achieved for performance measures related to fiscal 2007 and beyond. Awards are subject to pre-established dividend and/or diluted earnings per share targets and will generally vest between January 1, 2009 and January 31, 2010. Included in this column are restricted shares for which performance criteria were not established until February 22, 2007. See “Grants of Plan-Based Awards” table on page 28 for the number of shares of such award attributable to each named executive officer.
OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED DECEMBER 31, 2006
This table provides the aggregate amounts received or realized in connection with all exercises of stock options or the vesting of restricted stock during the year ended December 31, 2006.

	Option Awards				Stock Awards

	Number of Shares				Number of
	Acquired on		Value Realized		Shares Acquired	Value Realized on
Name	Exercise (#)		on Exercise(2)($)		on Vesting (#)	Vesting(3)($)

Vincent A. Gierer, Jr.	130,000		1,649,945		13,300	775,390
Murray S. Kessler	15,000		275,550		—	—
Robert T. D’Alessandro	91,000	(1)	1,538,733	(1)	—	—
Richard A. Kohlberger	72,000		1,305,720		—	—
Daniel W. Butler	—		—		—	—

(1)	In accordance with a domestic relations order, the pecuniary interest in 33,800 options was transferred to Mr. D’Alessandro’s former spouse. The value realized with respect to the exercise of such options was $547,372.

(2)	The value realized on stock option exercises is computed by calculating the difference between the market price of UST Inc. common stock at exercise and the exercise price of the applicable stock options, multiplied by the number of options exercised.

(3)	The value realized on the vesting of restricted stock is computed by multiplying the market price of UST Inc. common stock on the vesting date by the number of shares vested.

PENSION BENEFITS AT DECEMBER 31, 2006
The table below shows the present value of accumulated benefits payable to each Named Executive Officer, including the number of years of service credited to each executive, under the UST Inc. Retirement Income Plan for Salaried Employees (the “Pension Plan”), the UST Inc. Benefit Restoration Plan (the “Restoration Plan”), and the UST Inc. Officers’ Supplemental Retirement Plan (the “Supplemental Plan”). The present value of accumulated benefits was determined as of December 31, 2006, using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. See Note 14 — Employee Benefit and Compensation Plans to the Company’s December 31, 2006 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used.

				Payments
		Number of	Present	During
		Years	Value of	Last
		Credited	Accumulated	Fiscal
Name	Plan Name	Service (#)	Benefit(1)($)	Year($)

Vincent A. Gierer, Jr.	UST Inc. Retirement Income Plan for Salaried Employees	29	973,898	—
	UST Inc. Benefit Restoration Plan	29	6,122,084	—
	UST Inc. Officers’ Supplemental Retirement Plan	29	709,598	—

Murray S. Kessler	UST Inc. Retirement Income Plan for Salaried Employees	7	116,436	—
	UST Inc. Benefit Restoration Plan	7	421,624	—
	UST Inc. Officers’ Supplemental Retirement Plan	7	53,806	—

Robert T. D’Alessandro	UST Inc. Retirement Income Plan for Salaried Employees	26	574,360	—
	UST Inc. Benefit Restoration Plan	26	1,300,081	—
	UST Inc. Officers’ Supplemental Retirement Plan	26	187,444	—

Richard A. Kohlberger	UST Inc. Retirement Income Plan for Salaried Employees	28	1,114,416	—
	UST Inc. Benefit Restoration Plan	28	2,215,207	—
	UST Inc. Officers’ Supplemental Retirement Plan	28	332,962	—

Daniel W. Butler	UST Inc. Retirement Income Plan for Salaried Employees	2	27,394	—
	UST Inc. Benefit Restoration Plan	2	32,678	—
	UST Inc. Officers’ Supplemental Retirement Plan	2	122,895	—
(1) Reflects the actuarial present value of the accumulated benefit for each individual, computed utilizing the same measurement date and assumptions used for the Company’s December 31, 2006 financial statements and related footnote disclosures. The calculated accumulated benefit assumes normal retirement age and current compensation levels, and includes amounts which the individual may not be entitled to receive because either the individual is not yet a “Participant” (as defined in the Retirement Plans) in the plan or such amounts are not yet vested.

The Pension Plan and Restoration Plan (together, the “Retirement Plans”) provide an integrated program of retirement benefits for eligible employees. The Retirement Plans apply the same formulas and together replace a level of pre-retirement pensionable earnings that is identical for all similarly situated participants.
The Pension Plan is a tax-qualified defined benefit pension plan in which a broadly-defined group of eligible employees that includes the Named Executive Officers participate. It is designed to provide the maximum possible portion of the integrated retirement benefits on a tax-qualified and funded basis, in coordination with the Restoration Plan.
In the Pension Plan, benefits are determined based on each participant’s final compensation and years of service. Compensation means the highest 36-month-consecutive average eligible compensation in the ten-year period immediately preceding retirement, capped at the $220,000 IRS Internal Revenue Code (“IRC”) Section 401(a)(17) limit. Eligible compensation is composed of salary and 25 percent of bonus actually paid in the applicable year, excluding sign-on bonuses and a limit of no more than 3 bonuses. A Participant’s annual normal retirement income equals: (a) 1.5 percent (2.2 percent in the case of participants who first complete an hour of service as an employee before 2004) of the participant’s average final salaried compensation, multiplied by the participant’s years of service since attaining age 21, but not in excess of 40 years, minus, (b) 1.25 percent of the Participant’s social security benefit, multiplied by the participant’s years of service since attaining age 21, but not in excess of 40 years; the benefit is capped at the IRC Section 415 limit.
The Restoration Plan is a non-qualified, unfunded pension plan that complements the Pension Plan by providing benefits that may not be provided under the Pension Plan because of the IRC Section 401(a)(17) $220,000 limit on eligible compensation. Benefits are determined and payable under the same terms and conditions as the Pension Plan but without regard to federal tax limitations on amounts of includible compensation. A separate plan, the UST Inc. Excess Retirement Benefit Plan, is available to replace benefits that cannot be provided under the Pension Plan because of the IRS Section 415 limit, but no Named Executive Officer is currently entitled to a benefit from this plan.
The Named Executive Officers are eligible to participate in the Supplemental Plan when they attain age 55 and have ten years of service and served at least five years as an officer of the Company. The Supplemental Plan is designed to provide enhanced retirement benefits to officers who meet the participation requirements and is intended to enable the Company to attract and retain more seasoned experienced executives. The formula by which benefits are determined under the Supplemental Plan is the greater of: (a) a percentage of the accrued benefit under the Retirement Plans (105 percent for retirement at age 55 increasing in whole percentage increments up to 110 percent for retirement at age 60 or thereafter), or (b) 45 percent of the executive’s highest compensation (for retirement at age 55) increasing in whole percentage increments up to 50 percent (for retirement at age 60 or thereafter), reduced by (c) amounts payable under the Retirement Plans. For purposes of the Supplemental Plan, an executive’s highest compensation is composed of salary and 25 percent of bonus paid during the consecutive twelve-month period ending on the date of retirement, or either of the two immediately preceding consecutive twelve-month periods, whichever such period yields the highest compensation.
NON-QUALIFIED DEFERRED COMPENSATION BENEFITS
None of the Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by the Company other than the non-qualified pension plans described on page 22 and above.
Potential Payments Upon Termination or Change in Control
Mr. Gierer
Mr. Gierer’s employment agreement, which expired on December 31, 2006 when Mr. Gierer retired from his position as executive Chairman and CEO of the Company, provided that Mr. Gierer would be entitled to certain severance benefits if the Company terminated his employment for any reason other than death, disability or “cause” (as defined in the agreement) or if Mr. Gierer terminated his employment for “good reason,” including termination following a “change in control” of the Company (as such terms are defined in the agreement). The severance benefits that would have been payable to Mr. Gierer consisted principally of the continuation over the remaining term of his employment agreement or, if greater, three years of (1) an annual amount equal to the sum of his base salary and the highest ICP payable to Mr. Gierer with respect to any of the preceding three years and (2) participation in the employee benefit plans in which Mr. Gierer participated immediately prior to his termination (or substantially similar benefits if such continued participation is not permitted under the terms of the applicable plans). In the event of a termination based on a “change in control”, the ICP amount taken into account for purposes of Mr. Gierer’s severance calculation would be limited to an amount equal to 75 percent of base salary, the multiple would in all cases be three and the benefits would be paid in a lump sum. In the event that any payments made to Mr. Gierer in connection with a “change in control” were subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company would make an additional payment as necessary to restore the officer to the same after-tax amount he would have had if such excise tax had not been imposed.
In addition, pursuant to the terms of the Retirement Plans, the Supplemental Plan, and the 2005 LTIP, the material terms of which are described above, Mr. Gierer was entitled to certain retirement payments and accelerated vesting of outstanding equity on specified terminations of employment. Mr. Gierer would not be entitled to any payments on voluntary termination or termination on account of disability.
The following table shows an estimate of what was payable upon Mr. Gierer’s early retirement on December 31, 2006 in accordance with the terms of the applicable plans.

Executive Benefit and Payments Upon Separation	Early Retirement

Short-Term Incentive:
Incentive Compensation Plan (ICP)	$	X
Long-Term Incentives:
Stock Options	$	X
Restricted Shares	$	X
Performance-Based Restricted Shares	$	X
Benefits:
Retirement Benefits	$	X
Health and Welfare, Life, Disability and Accident Insurance Coverage	$	X
Cash Severance	$	X
Excise Tax & Gross-up	$	X
Mr. Kessler
Pursuant to the Severance Agreement described on page 29, Mr. Kessler was entitled to receive the following severance benefits and payments as of December 31, 2006, if his employment was terminated for “good reason” or without “cause” (as defined in the Severance Agreement): a pro-rata annual bonus under the Company’s ICP for the year of termination; severance payments equal to two times the sum of (i) Mr. Kessler’s base salary and (ii) the highest annual bonus paid to him under the Company’s ICP in any of the two calendar years prior to his termination of employment (paid in installments over a two-year period); and continuation of life, disability and group health benefits for the two-year severance period.
In addition, in the event that the termination of Mr. Kessler’s employment for “good reason” or other than “cause” occurred following a change in control of the Company, in lieu of the above, Mr. Kessler would be entitled to the following payments and benefits: (1) a lump sum severance payment equal to three times the sum of (i) Mr. Kessler’s base salary and (ii) the highest annual bonus paid to him under the ICP in any of the three calendar years prior to his termination of employment, capped at 75% of his base salary; (2) continuation of life, disability and group health benefits for the three-year severance period; and (3) an additional amount equal to any excise tax and related income tax incurred as a result of any change in control payments made to Mr. Kessler sufficient to restore him to the same after-tax position he would have been in if the excise tax had not been imposed. However, if a reduction in payments of 10% or less would cause no excise tax to be payable, then Mr. Kessler’s payments would be reduced to the extent necessary to avoid the imposition of the excise tax and Mr. Kessler would not be entitled to a gross-up payment.

As a condition to receiving severance pursuant to the Severance Agreement, Mr. Kessler was required to execute (and not revoke) a release in favor of the Company and its affiliates, including an agreement not to sue over employment-related matters.
Under the Severance Agreement, Mr. Kessler was also subject to non-compete, non-solicitation, and confidentiality provisions during the term of the Severance Agreement for a period equal to the greater of the 12 month period following termination of employment for any reason, or the period during which Mr. Kessler receives severance benefits.
As described on page 29, effective January 1, 2007, Mr. Kessler’s employment agreement, which supercedes the Severance Agreement, provides for severance payments and benefits in the event that Mr. Kessler’s employment is terminated under certain circumstances. If his employment is terminated by the Company without “cause” or by him for “good reason,” prior to a “change in control” of the Company (as such terms are defined in the employment agreement), he will be entitled to receive the following severance payments and benefits: (1) accrued salary and benefits under the Company’s compensation and benefit plans through the date of termination; (2) a pro-rata bonus under the ICP for the year of termination; (3) severance payments equal to two times the sum of (i) his base salary and (ii) an amount equal to 75 percent of the target bonus in effect as of the date of termination, which target bonus shall not be less than $2,000,000; and (4) continuation of life insurance and group health benefits for a two-year period. The employment agreement also provides that in the event of termination other than for “cause” or by Mr. Kessler for “good reason” prior to a “change in control”, he will be deemed to be a “Participant” as defined in the Supplemental Plan, regardless of his age and years of service at termination, and will receive a benefit thereunder determined in a manner consistent with the methodology for calculating early retirement benefits under the Supplemental Plan and payable at the time and in the form permitted under the Supplemental Plan.
In addition, Mr. Kessler’s employment agreement provides that, in the event termination of Mr. Kessler’s employment occurs without “cause” or by him for “good reason” (as such terms are defined in the employment agreement) on, in anticipation or contemplation of, or following a “change in control” of the Company, in lieu of the above, he will be entitled to the following payments and benefits: (1) accrued salary and benefits under the Company’s compensation and benefit plans through the date of termination; (2) a pro-rata portion of the target annual bonus in effect prior to the date of termination; (3) a lump sum severance payment equal to two times the sum of (i) his base salary and (ii) an amount equal to 100 percent of the target annual bonus in effect as of the date of termination or, if greater, such target in effect immediately prior to the change in control, which will not be less than $2,000,000; and (4) continuation of life insurance and group health benefits for a two-year period.
Furthermore, Mr. Kessler’s employment agreement provides that if any of the “total payments” (as such term is defined in the employment agreement) are subject to excise taxes imposed by Section 4999 of the Code, the Company will pay Mr. Kessler an additional amount or a “gross-up payment” (as such term is defined in the employment agreement); provided, however, that if he is entitled to a “gross-up payment,” but the “parachute value” (as such term is defined in the employment agreement) of the “total payments” equals or is less than 110 percent of the “safe harbor amount”, as defined in the Code, (generally, the maximum amount that could be paid without triggering the excise tax), then the Company will not pay the gross-up payment and the total payments will be reduced to the extent necessary to cause the parachute value of such payments, in the aggregate, to be equal to the safe harbor amount.
All Payments made under Mr. Kessler’s employment agreement will be made in accordance with Section 409A of the Code.
As a condition of receiving severance payments pursuant to the his employment agreement, Mr. Kessler must execute (and not revoke) a release in favor of the Company and its affiliates, including among other things, an agreement not to sue the Company, its directors, officers and employees and its affiliates over employment-related matters. In addition, pursuant to the terms of the employment agreement, Mr. Kessler will be subject to non-compete, non-solicitation and confidentiality provisions during the term of the agreement and for a period equal to the greater of the 12-month period following termination of employment for any reason, or the period during which he receives severance benefits.

In addition, pursuant to the terms of the Retirement Plans, the Supplemental Plan, and the 2005 LTIP, the material terms of which are described above, Mr. Kessler is entitled to certain retirement payments and accelerated vesting of outstanding equity on specified terminations of employment. Mr. Kessler would not be entitled to any payments on voluntary termination.
The following table shows the potential payments upon termination or a change in control of the company for Mr. Kessler assuming such termination occurred on December 31, 2006.

Voluntary
for Good
	Voluntary				Reason or
	for Good				Involuntary
	Reason or				Not For
	Involuntary				Cause
Executive Benefit and	Not For				Termination
Payments Upon	Cause		For Cause		(Change in
Separation	Termination		Termination		Control)	Disability		Death

Short-Term Incentive:
Incentive Compensation Plan (ICP)	$	X	$	X	$ X	$	X	$	X
Long-Term Incentives:
Stock Options	$	X	$	X	$ X	$	X	$	X
Restricted Shares	$	X	$	X	$ X	$	X	$	X
Performance-Based Restricted Shares	$	X	$	X	$ X	$	X	$	X
Benefits:
Retirement Benefits	$	X	$	X	$ X	$	X	$	X
Health and Welfare, Life, Disability and Accident Coverage	$	X	$	X	$ X	$	X	$	X
Cash Severance	$	X	$	X	$ X	$	X	$	X
Excise Tax & Gross-up	$	X	$	X	$ X	$	X	$	X
Mr. Kohlberger
Mr. Kohlberger’s employment agreement provides that Mr. Kohlberger will be entitled to certain severance benefits if: (1) he is dissatisfied at any time with his reporting relationship or duties or the Company breaches the employment agreement and the Company has failed to cure the situation after 15 days from proper notice from Mr. Kohlberger; (2) his employment is terminated by “mutual consent” (as defined in the employment agreement); or (3) his employment is terminated other than for “cause or disability” (each as defined in the employment agreement). The severance benefits that would be payable to Mr. Kohlberger consist principally of the continuation of his salary, the highest ICP amount payable to him and certain welfare benefits (including all life, health, medical and survivor income plans) over a period of three years from the date of his termination of employment. The employment agreement provides for the reduction of welfare benefits to the extent that comparable benefits are provided to Mr. Kohlberger by a new employer. In addition, the Company is required to pay up to $100,000 in legal fees relating to a termination of Mr. Kohlberger’s employment other than for cause, disability or by mutual consent. Pursuant to the employment agreement, Mr. Kohlberger has agreed not to engage in “competitive activity” (as defined in the employment agreement) during any period for which he is entitled to severance or welfare benefit continuation. The Company is also party to a separate severance agreement with Mr. Kohlberger, which was entered into on October 27, 1986, which sets forth the benefits to be paid upon certain terminations of employment following a change in control of the Company with an initial term of three years that is generally automatically extended and, in any event, expires no earlier than two years following a change in control. If the Company terminates Mr. Kohlberger’s employment within the two-year period following a change in control for any reason other than death, “disability” or “cause” or if he terminates his employment for “good reason” (as such terms are defined in the agreement), he is entitled to benefits consisting of a lump-sum severance payment equal to three times the sum of his base salary and the highest ICP payment made to him in any of the preceding three years, provided that such ICP amount is capped at 75 percent of base salary for this purpose.

In addition, pursuant to the terms of the Retirement Plans, the Supplemental Plan, and the 2005 LTIP, the material terms of which are described above, Mr. Kohlberger is entitled to certain retirement payments and accelerated vesting of outstanding equity on specified terminations of employment.
The following table shows what would have been payable upon termination or a change in control of the Company assuming such termination occurred on December 31, 2006.

Voluntary
for Good
			Voluntary				Reason or
			for Good				Involuntary
			Reason or				Not For
			Involuntary				Cause
			Not For				Termination
Executive Benefit and	Early		Cause		For Cause		(Change in
Payments Upon Separation	Retirement		Termination		Termination		Control)	Disability		Death

Short-Term Incentive:
Incentive Compensation Plan (ICP)	$	X	$	X	$	X	$ X	$	X	$	X
Long-Term Incentives:
Stock Options	$	X	$	X	$	X	$ X	$	X	$	X
Restricted Shares	$	X	$	X	$	X	$ X	$	X	$	X
Performance-Based Restricted Shares	$	X	$	X	$	X	$ X	$	X	$	X
Benefits:
Retirement Benefits	$	X	$	X	$	X	$ X	$	X	$	X
Health and Welfare Benefits	$	X	$	X	$	X	$ X	$	X	$	X
Cash Severance	$	X	$	X	$	X	$ X	$	X	$	X
Excise Tax & Gross-up	$	X	$	X	$	X	$ X	$	X	$	X
Messrs. D’Alessandro and Butler
The Company is party to agreements (individually a “Severance Agreement” and collectively, the “Severance Agreements”) with Robert T. D’Alessandro, Senior Vice President and Chief Financial Officer of the Company, Daniel W. Butler, President of U.S. Smokeless Tobacco Company (“USSTC”) (collectively, the “Executives”), effective June 23, 2006, which supersede any and all previous agreements between the Company and each of the Executives, relating to benefits payable upon certain terminations of employment either prior to, in anticipation or contemplation of, or following a change in control of the Company (collectively, the “Prior Agreements”).
The Severance Agreements provide the Executives with severance payments and benefits in the event that their employment is terminated under certain circumstances, as described in more detail below. The Severance Agreements will continue for a period of three years, but in no event will the term of the Severance Agreements be less than two years following a “change in control” of the Company (as defined in the Severance Agreements), if a change in control occurs during the three-year term.
Under the Severance Agreements, if the Executives’ employment is terminated by the Company or by USSTC in the case of Mr. Butler, prior to a change in control of the Company, without cause or by the Executives for “good reason” (as defined in the Severance Agreements), the Executives will be entitled to receive the following severance payments and benefits: (1) accrued salary and benefits under the Company’s compensation and benefit plans through the date of termination; (2) a pro-rata bonus under the Company’s ICP for the year of termination; (3) severance payments equal to two times the sum of (i) the Executives’ base salaries and (ii) an amount equal to 75 percent of the target bonus in effect as of the date of termination; and (4) continuation of life insurance and group health benefits for a two-year period. The Severance Agreement also provides that Mr. D’Alessandro will be deemed to be a participant in the Supplemental Plan, regardless of his age and years of service at termination, but that the benefits due under the Supplemental Plan or any other retirement plans will become payable at the time and in the form permitted under the Supplemental Plan and such other retirement plans.

In addition, the Severance Agreements provide that, in the event termination of the Executives’ employment occurs on, in anticipation or contemplation of, or following a change in control of the Company, in lieu of the above, the Executives will be entitled to the following payments and benefits: (1) accrued salary and benefits under the Company’s compensation and benefit plans through the date of termination; (2) a pro-rata portion of the target annual bonus in effect prior to the date of termination; (3) a lump sum severance payment equal to two times the sum of (i) the Executives’ base salaries and (ii) an amount equal to 100 percent of the actual target annual bonus in effect as of the date of termination or, if greater, such target in effect immediately prior to the change in control; and (4) continuation of life insurance and group health benefits for a two-year period.
Furthermore, the Severance Agreements provide that if any of the “total payments” (as defined in the Severance Agreements) are subject to excise taxes imposed by Section 4999 of the Code, the Company will pay to the Executives an additional amount or a gross-up payment such that the net amount retained by the Executives, after deduction of any excise tax on the total payments and any federal, state and local income and employment taxes and excise tax on the gross-up payment, is equal to the total payments. Notwithstanding the foregoing, if the Executives are entitled to the gross-up payment, but the “parachute value” (as defined in the Severance Agreements) of the “total payments” equals or is less than 110 percent of the “safe harbor amount”, as defined in the Code, (generally, the maximum amount that could be paid without triggering the excise tax), then the Company will not pay the gross-up payment to the Executives and the total payments will be reduced to the extent necessary to cause the parachute value of such payments, in the aggregate, to be equal to the safe harbor amount.
All Payments made to the Executives under the Severance Agreements will be made in accordance with Section 409A of the Code.
As a condition of receiving severance payments pursuant to the Severance Agreements, each of the Executives must execute (and not revoke) a release in favor of the Company and its affiliates, including among other things, an agreement not to sue the Company, its directors, officers and employees and its affiliates over employment-related matters. In addition, the Executives have agreed to be subject to non-compete, non-solicitation and confidentiality provisions during the term of the Severance Agreements and for a period equal to the greater of the 12-month period following termination of employment for any reason, or the period during which the Executives receive severance payments.
In addition, pursuant to the terms of the Retirement Plans, the Supplemental Plan, and the 2005 LTIP, the material terms of which are described above, the Executives are entitled to certain retirement payments and accelerated vesting of outstanding equity on specified terminations of employment.

The following tables show potential payments upon termination or a change in control of the Company for Messrs. D’Alessandro and Butler assuming such terminations occurred on December 31, 2006.
Mr. D’Alessandro:

Voluntary
for Good
	Voluntary				Reason or
	for Good				Involuntary
	Reason or				Not For
	Involuntary				Cause
	Not For				Termination
Executive Benefit and	Cause		For Cause		(Change in
Payments Upon Separation	Termination		Termination		Control)	Disability		Death

Short-Term Incentive:
Incentive Compensation Plan (ICP)	$	X	$	X	$ X	$	X	$	X
Long-Term Incentives:
Stock Options	$	X	$	X	$ X	$	X	$	X
Restricted Shares	$	X	$	X	$ X	$	X	$	X
Performance-Based Restricted Shares	$	X	$	X	$ X	$	X	$	X
Benefits:
Retirement Benefits	$	X	$	X	$ X	$	X	$	X
Health and Welfare and Life Insurance Coverage	$	X	$	X	$ X	$	X	$	X
Cash Severance	$	X	$	X	$ X	$	X	$	X
Excise Tax & Gross-up	$	X	$	X	$ X	$	X	$	X
Mr. Butler:

Voluntary
for Good
	Voluntary				Reason or
	for Good				Involuntary
	Reason or				Not For
	Involuntary				Cause
	Not For				Termination
Executive Benefit and	Cause		For Cause		(Change in
Payments Upon Separation	Termination		Termination		Control)	Disability		Death

Short-Term Incentive:
Incentive Compensation Plan (ICP)	$	X	$	X	$ X	$	X	$	X
Long-Term Incentives:
Stock Options	$	X	$	X	$ X	$	X	$	X
Restricted Shares	$	X	$	X	$ X	$	X	$	X
Performance-Based Restricted Shares	$	X	$	X	$ X	$	X	$	X
Benefits:
Retirement Benefits	$	X	$	X	$ X	$	X	$	X
Health and Welfare and Life Insurance Coverage	$	X	$	X	$ X	$	X	$	X
Cash Severance	$	X	$	X	$ X	$	X	$	X
Excise Tax & Gross-up	$	X	$	X	$ X	$	X	$	X
Compensation of Directors
Because of the challenges associated with attracting and retaining qualified independent, non-management directors to serve on the Board of Directors of companies in our industry, the Company’s philosophy is to set non-management director annual compensation at the 75th percentile of the comparator group companies listed in the Compensation Discussion and Analysis. The non-management director compensation program was significantly amended during 2005 to more closely align the program with best practices identified in the Report of the National Association of Corporate Directors Blue Ribbon Commission on Director Compensation (the “NACD Blue Ribbon Report”). In accordance with the best practices recognized in the NACD Blue Ribbon Report, the Company’s non-management director compensation is focused on equity and cash and, as described below, the UST Inc. Nonemployee Directors’ Retirement Plan was closed to new participants effective March 1, 2005.
Under the current non-management director compensation program, such directors receive a monthly cash retainer of approximately $6,420 ($77,000 annually) and an annual award on the first business day following each annual meeting, with a dollar value at the date of grant of $75,000, that is paid in shares of Common Stock under the 2005 LTIP in accordance with the non-management directors’ deferral elections. The chairs of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee also receive an annual fee of $10,000, $7,000 and $7,000, respectively. Non-management directors are reimbursed for reasonable expenses they incur in connection with the performance of their services to the Company as members of the Board and its committees. Non-management directors are also awarded, under the 2005 LTIP, 50 shares of Common Stock for each meeting of the Board attended and 40 shares of Common stock for each Board committee meeting attended. Once awarded, dividends on these shares are paid to non-management directors and all shares may be voted. Employee directors receive no additional compensation for their services as directors.
Effective January 1, 2007, Mr. Gierer, the Company’s non-executive Chairman of the Board, began receiving total annual cash compensation in the amount of $350,000, in lieu of the aforementioned compensation arrangements applicable to non-management directors and in light of his significant equity holdings in the Company. This total annual compensation reflects Mr. Gierer’s knowledge of the Company and its businesses and takes into consideration the additional time and commitment attendant to the duties of the position of non-executive Chairman. These compensation arrangements for Mr. Gierer as non-executive Chairman were developed with the assistance of the Compensation Committee’s independent consulting firm, the Cook Firm. Mr. Gierer will not receive any other compensation with respect to his duties as non-executive Chairman of the Board.
Prior to May 3, 2005, the Company maintained the UST Inc. Nonemployee Directors’ Restricted Stock Award Plan (the “Directors’ Restricted Stock Plan”). The Directors’ Restricted Stock Plan provided for the automatic award to each non-management director of 50 shares of restricted stock for each meeting of the Board attended and 40 shares of restricted stock for each Board committee meeting attended. The shares of restricted stock awarded under the Directors’ Restricted Stock Plan vest on the third anniversary of the grant date. Once awarded and during the vesting period, dividends on restricted shares were paid to non-management directors and all shares could be voted; however, ownership could not be transferred until service on the Board terminated. Unvested shares granted under the Directors’ Restricted Stock Plan are forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting is accelerated in the event of change in control, death, disability or retirement from service as defined in the Directors’ Restricted Stock Plan. Upon stockholder approval of the 2005 LTIP, the Directors’ Restricted Stock Plan was replaced by the 2005 LTIP.
Pursuant to guidelines adopted by the Board, non-management directors are required to hold Common Stock with an aggregate value of five times the annual cash retainer amount (Common Stock with a total value of $385,000). Effective April 5, 2005, under the UST Inc. Director Deferral Program, non-management directors who have met their holding requirements may elect to defer up to 100 percent of their annual 2005 LTIP stock awards. Annual stock awards made to non-management directors who have not met the holding requirement with respect to the Common Stock are deferred automatically under the UST Inc. Directors’ Deferral Program to the extent that such holding requirements have not been met. The deferred portion of any annual stock award will be denominated in phantom shares and issued in shares of Common Stock as soon as practicable after the earliest occurring payout event, including a non-management director’s separation from service, disability, death, change in control or a qualified hardship (in each case as defined in Section 409A of the Code).
The Company also maintains the UST Inc. Nonemployee Directors’ Retirement Plan (the “Directors’ Retirement Plan), a nonqualified, non-funded plan that applies to non-management directors (who are not former employees of the Company), whose service as such includes periods beginning on or after January 1, 1988, and whose service equals or exceeds 36 months. Under the terms of the Directors’ Retirement Plan, an eligible director will receive one-twelfth of 75 percent of his or her highest annual compensation (including the cash retainer, committee chair fees and the value of all restricted stock and Common Stock awards paid for Board and Board committee meeting fees) each month, beginning at age 65 (or such later date upon which occurs his or her termination of service to the Board) and continuing over a period equal to the shorter of his or her period of service or 120 months. The Directors’ Retirement Plan also provides for payment of these benefits to a deceased director’s spouse in the event of a director’s death either prior to or subsequent to a director’s cessation of service. As of March 1, 2005, the Directors’ Retirement Plan was closed to new non-management directors first elected to the Board after such date.
In addition, prior to March 1, 2005, the Company maintained the UST Inc. Directors’ Supplemental Medical Plan (the “Directors’ Medical Plan”), a self-insured medical reimbursement plan that applies to non-management members of the Board who are not former employees. The Directors’ Medical Plan provided for an additional $7,500 of annual coverage for each participant for reasonable, medically-related expenses above the participant’s basic medical plan coverage. The Company also made available to the non-management directors up to $12,500 annually in tax and financial planning services. After retirement from the Board, the Directors’ Medical Plan and financial planning services continued for a period equal to the retired director’s period of service on the Board, except that the financial planning services were provided in the amount of $6,500 annually. The Board determined to discontinue the Directors’ Medical Plan and the provision for tax and financial planning reimbursements as of March 1, 2005, except for Mr. Edward H. DeHority, Jr. who was eligible to retire on that date. Upon his retirement in May 2006, Mr. DeHority’s period of coverage and eligibility related to these benefits commenced. Non-management directors will continue to be covered under the Company’s group life insurance, accidental death and dismemberment and business travel accident plans during their period of service. Non-management directors can also elect coverage under the Company’s medical plans provided that they pay the full per capita cost of such coverage. The Company does not provide any perquisites to non-management directors other than an annual wine allowance of up to $5,000 to foster use of the Company’s wine products at events supported by such directors.
DIRECTOR COMPENSATION — Year Ended December 31, 2006

					Change in
					Pension Value
					and
	Fees			Non-Equity	Nonqualified
	Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in	Awards(2)(6)	Awards(6)	Compensation	Compensation	Compensation(5)
Name	Cash(1)($)	($)	($)	($)	Earnings(4)($)	($)	Total ($)

John D. Barr	77,000	145,033	—	—	72,417	—	294,450
John P. Clancey	81,666	180,512	—	—	94,100	—	356,278
Edward H. DeHority, Jr.(3)	28,000	79,854	—	—	—	—	107,854
Patricia Diaz Dennis	77,000	177,424	—	—	76,555	—	330,979
Joseph E. Heid	87,000	191,748	—	—	95,518	—	374,266
Patrick J. Mannelly	77,000	142,612	—	—	—	—	219,612
Peter J. Neff	84,000	161,349	—	—	70,150	—	315,499
Andrew J. Parsons	77,000	152,329	—	—	—	—	229,329
Ronald J. Rossi	77,000	185,480	—	—	122,567	—	385,047

(1)	Amounts in this column include all cash compensation paid to each non-management director during the year ended December 31, 2006. Each non-management director receives a monthly cash retainer of approximately $6,420 (or $77,000 annually). In addition, the Company pays annual committee chair fees of $10,000 to the Audit Committee chair (Mr. Heid), $7,000 each to the Compensation Committee chair (Mr. Neff) and the Nominating and Corporate Governance Committee chair (Mr. DeHority from January 2006 through his retirement in May 2006 and Mr. Clancey for the remainder of the year). The committee chair fees are also paid monthly.

(2)	Amounts reflect the compensation expense recognized in the Company’s financial statements in 2006 for non-management director stock-based awards granted in and before 2006, in accordance with SFAS

No. 123(R). As such, these amounts do not correspond to the compensation actually realized by each director for the period. See Note 12 — Share-Based Compensation to the Company’s December 31, 2006 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used to value shares of restricted stock and common stock granted to non-management directors.

On the first business day following the UST Inc. Annual Meeting of Stockholders, each non-management director receives a grant of UST Inc. common stock with a grant date fair value of $75,000. As such, the number of shares awarded varies depending upon the market price of the Company’s stock on the grant date. In 2006, in connection with this annual award, each director was awarded 1,693 shares. This column includes the compensation expense associated with annual awards deferred under the UST Inc. Director Deferral Program. In addition, non-management directors are awarded 50 shares and 40 shares of Company common stock for each meeting of the Board attended and each Board committee meeting attended, respectively. In 2006, the following meetings were held: Audit Committee (12), Compensation Committee (9), Nominating and Corporate Governance Committee (8), Strategic Review Committee (8), and Board of Directors (11).

There were a total of 9,610 restricted shares outstanding at December 31, 2006 with an aggregate grant date fair value of $417,081, the last of which will vest in April 2008. In addition, as of December 31, 2006, there were 23,727 shares, which directors have elected to defer under the UST Inc. Director Deferral Program, with an aggregate grant date fair value of $1,068,071. The grant date fair value of stock awards is calculated based on the average high and low market price of the Company’s common stock on the date of grant. See footnote (6) for the outstanding equity awards held by each non-management director.

(3)	Mr. DeHority retired in May 2006, and, upon his retirement began to receive pension benefits under the UST Inc. Nonemployee Directors’ Retirement Plan (the “Nonemployee Directors’ Retirement Plan”). Under the terms of the Nonemployee Directors’ Retirement Plan, Mr. DeHority will continue to receive monthly payments under this plan for a period equal to 120 months.

(4)	Amounts reflect the aggregate increase in the actuarial present value of the accumulated benefit for each non-management director that is eligible to participate in the UST Inc. Nonemployee Directors’ Retirement Plan. The calculated increase in the accumulated benefit was computed using the same measurement date and assumptions used for the Company’s December 31, 2006 financial statements and footnote disclosures, assuming normal retirement age and current compensation levels. See Note 14 — Employee Benefit and Compensation Plans to the Company’s December 31, 2006 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used. This column includes amounts which the non-management director may not become entitled to receive because such amounts are not yet vested. As this plan was closed to non-management directors first elected to the Board after March 1, 2005, there are no amounts attributed to Messrs. Parsons or Mannelly.

(5)	Total perquisites for each non-management director do not exceed $5,000 and the annual imputed income for group term life insurance provided by the Company to each director is $67.

(6)	Outstanding equity awards, by non-management director:

		Aggregate		Aggregate
		Grant Date		Grant Date
	Outstanding	Fair Market		Fair Market
	Shares of	Value ($) —	Options	Value ($) —
	Restricted	Restricted	Outstanding	Options
Name	Stock (#)	Stock	(#)	Outstanding

John D. Barr	1,250	53,242	2,785	14,068
John P. Clancey	1,700	72,750	10,285	59,743
Edward H. DeHority, Jr.	—	—	17,285	69,588
Patricia Diaz Dennis	1,860	80,872	4,285	21,253
Joseph E. Heid	2,070	88,880	1,285	8,263
Patrick J. Mannelly	—	—	—	—
Peter J. Neff	1,420	60,899	5,785	32,803
Andrew J. Parsons	—	—	—	—
Ronald J. Rossi	1,310	60,438	1,285	8,263

REPORT OF THE AUDIT COMMITTEE
The Audit Committee (the “Committee”) oversees on behalf of the Board (1) the integrity of the Company’s financial statements and financial reporting processes, as well as the integrity of the Company’s systems of internal accounting and financial controls; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications, independence and performance of the Company’s independent auditors; and 4) the performance of the Company’s internal audit function.
In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2006.
The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has reviewed and discussed the independent auditors’ independence including the matters in the written disclosures required by the Independence Standards Board; discussed with the independent auditors matters required by the Statement on Auditing Standards 90, “Audit Committee Communications;” and has considered the compatibility of permitted non-audit services performed by the auditors with the auditors’ independence.
The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In addition, the Committee reviewed and discussed with the independent auditors the report concerning the firm’s internal quality control procedures.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

February 21, 2007	Audit Committee

Joseph E. Heid, Chairman

Patricia Diaz Dennis

Patrick J. Mannelly

Andrew J. Parsons

Ronald J. Rossi
Audit and Non-Audit Fees
The aggregate fees billed for professional services provided to the Company by Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors, for the fiscal years ended December 31, 2006 and December 31, 2005 were as follows:

	2006	2005

Audit Fees	$1,751,000	$1,660,000
Audit-Related Fees	163,000	143,000
Tax Fees	119,000	24,000
All Other Fees	-0-	-0-
Total	$2,033,000	$1,827,000

Audit Fees represent fees for professional services performed in connection with the audit of the Company’s annual financial statements, including attestation on the Company’s internal control over financial reporting, and the review of the Company’s quarterly reports on Form 10-Q filed with the SEC.
Audit-Related Fees were primarily for services related to employee benefit plan audits.
Tax Fees were primarily for professional services performed with respect to tax compliance and tax consulting.
The Audit Committee had considered and determined that the performance of those services other than audit services would not impair Ernst & Young’s independence.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during the year in each of four categories of services to the Audit Committee for approval. The Audit Committee pre-approves auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. In accordance with its policy, the Audit Committee has delegated pre-approval authority for audit and non-audit services to Mr. Heid and Mr. Parsons, provided that the estimated fee for any services pre-approved during any period occurring between meetings of the Audit Committee does not exceed $200,000. The members to whom such authority has been delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Indebtedness of Management
Since January 1, 2006, none of the Company’s directors, executive officers, nominees for election as directors or certain relatives or associates of such persons has been indebted to the Company in an aggregate amount in excess of $120,000 except as noted in the table below, which represents unpaid balances on loans made pursuant to stock option exercises under the terms of the UST Inc. 1992 Stock Option Plan, as previously approved by stockholders and which has expired with respect to the grant of options. Unpaid balances on such loans are secured by the pledging of the shares with the Company and by the optionee’s personal installment promissory note bearing interest at the applicable federal rate in effect under the Internal Revenue Code of 1986, as amended, on the date the loan is made. No new loans have been made to the Company’s directors or executive officers on or after July 30, 2002 nor have the loans existing on or prior to July 30, 2002 been modified or renewed.

	Largest Aggregate	Indebtedness as of
Name & Principal Position	Indebtedness during 2006(1)	February 14, 2007(1)

Vincent A. Gierer, Jr.	$-0-	$-0-
Chairman of the Board
Murray S. Kessler	134,336	98,984
President and Chief Executive Officer
Robert T. D’Alessandro	455,292	347,576
Senior Vice President and Chief Financial Officer
Richard A. Kohlberger	196,596	145,203
Senior Vice President, General Counsel and Chief Administrative Officer
Daniel W. Butler	-0-	-0-
President, U.S. Smokeless Tobacco Company

(1)	Interest rates on loans range from approximately 4 percent to 6 percent.
Policy Governing Related Party Transactions
In recognition of the fact that transactions involving related parties can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders, the Board has adopted a written policy, which provides for the review and approval (or, if completed, ratification) by the Audit Committee (or, in certain circumstances, the Chair of the Audit Committee) of all transactions involving the Company in which a related party is known to have a direct or indirect interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC. For purposes of this policy, a related party includes: (i) any director or executive officer of the Company or a nominee to become a director of the Company, (ii) any known beneficial owner of more than 5 percent of any class of the Company’s voting securities, (iii) any immediate family member of any of the foregoing, or (iv) any firm, corporation or other entity in which any of the foregoing persons holds certain positions, or in which such person (together with certain other persons affiliated with the Company) is known to have a 10 percent or greater beneficial ownership interest. Such transactions may be pursued only if the Audit Committee believes, after considering the matter in good faith, that they are in, or are not inconsistent with, the best interests of the Company and its stockholders. Where it is not practicable or desirable to wait for the next meeting of the Audit Committee, the Chair of the Audit Committee is authorized to review the proposed transaction. In such instance, the Chair is required to report on any such transaction to the Audit Committee at its next scheduled meeting.
A copy of the foregoing Policy and Procedures with Respect to Related Person Transactions is available on the Company’s website at www.ustinc.com under the heading “Investors/ Corporate Governance/Related Person Transactions Policy.”
Proposal No. 3
Selection of Independent Auditors
A Proposal to Ratify the Appointment of Independent Auditors of the Accounts of the Company and its Consolidated Subsidiaries for the Year 2007
The Audit Committee has selected the firm of Ernst & Young LLP (“Ernst & Young”), Certified Public Accountants, as independent auditors of the accounts of the Company and its consolidated subsidiaries for the year 2007. Ernst & Young has been serving the Company and its subsidiaries in this capacity for many years. The Audit Committee’s selection was made in accordance with its charter.
Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.
Ratification of the selection of the Company’s independent auditors is not required by any statute or regulation to which the Company is subject or by the Company’s By-Laws. If the stockholders do not ratify the selection of Ernst & Young, the appointment of the independent auditors may be reconsidered by the Audit Committee.
The following resolution will be offered at the meeting:

“RESOLVED, that the selection, by the Audit Committee of the Board of Directors of the Company, of Ernst & Young LLP as independent auditors of the accounts of the Company and its consolidated subsidiaries for the year 2007 be, and it hereby is, ratified, confirmed and approved by the stockholders of the Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOREGOING RESOLUTION (Proposal No. 3). Your appointed proxies will vote your shares FOR Proposal No. 3, unless you instruct otherwise in the proxy form.
The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy is required to adopt this proposal. In accordance with Delaware law, abstentions will, while broker non-votes will not, be treated as present for purposes of the preceding sentence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires the Company’s directors and officers, including executive officers, and persons who own more than 10 percent of common stock, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2006, all Section 16(a) filing requirements applicable to such individuals were complied with in a timely manner except for Mr. Patrick J. Mannelly, whose Form 4 reporting a purchase of 5,700 shares of Common Stock made on February 6, 2006 was inadvertently filed late due to an administrative error made by the Company.
BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth certain information, per Schedule 13Gs as of December 31, 2006, regarding all persons which, to the knowledge of the Company, beneficially own 5 percent or more of the outstanding Common Stock.

		Percentage of
Name and Address	Shares	Outstanding

Capital Research and Management Company(1)	13,583,900	8.4%
333 South Hope Street
Los Angeles, CA 90071
Dreman Value Management LLC(2)	12,187,165	7.57%
Harborside Financial Center
Plaza 10, Suite 800
Jersey City, NJ 07311
Bank of America Corporation(3)	8,512,399	5.29%
Bank of America Corporate Center
100 North Tryon Street, Floor 25
Charlotte, NC 28255

(1)	Information obtained from Schedule 13G/ A dated as of February 7, 2007 and jointly filed by Capital Research and Management Company and Capital Income Builder, Inc. (collectively, the “Capital Research and Management Entities”). The Capital Research and Management Entities reported that Capital Research and Management Company had sole voting power over 8,833,900 shares, and sole dispositive power over 13,583,900 shares and that Capital Income Builder, Inc. did not have sole or shared voting or dispositive power over any of the shares.

(2)	Information obtained from Schedule 13G/ A dated as of February 13, 2007 and filed by Dreman Value Management LLC (“Dreman”). Dreman reported sole voting power over 12,187,165 shares and sole dispositive power over 12,187,165 shares.

(3)	Information obtained from Schedule 13G dated as of February 7, 2007 and jointly filed by Bank of America Corporation, NB Holdings Corporation, Bank of America, National Association, Banc of America Securities Holdings Corporation, Banc of America Securities LLC, Banc of America Investment Advisors, Inc., Columbia Management Group, LLC and Columbia Management Advisors, LLC (collectively, the “Bank of America Entities”). The total in the table reflects the combined ownership of the Bank of America Entities. The Schedule 13G reported the following: (i) Bank of America Corporation and NB Holdings Corporation each had shared voting power with respect to 8,512,388 shares and shared dispositive power with respect to 8,505,057 shares; (ii) Bank of America, National Association has sole voting power over 7,876,381 shares, shared voting power with respect to 577,120 shares, sole dispositive power over 7,854,751 shares and shared dispositive power with respect to 591,419 shares; (iii) Columbia Management Group, LLC had shared voting power and shared dispositive power with respect to 223,593 shares; (iv) Columbia Management Advisors, LLC had sole voting power and sole dispositive power over 223,593 shares; (v) Banc of America Securities Holdings Corporation had shared voting power and shared dispositive power with respect to 58,887 shares; (vi) Banc of America Securities LLC had sole voting power and sole dispositive power over 58,887 shares; and (vii) Banc of America Investment Advisors, Inc. had shared voting power and shared dispositive power with respect to 295,190 shares.
INFORMATION RESPECTING PROXIES
Your shares are registered in the name and manner shown on the enclosed form of proxy. Please sign the proxy in the same manner. It is not necessary for you to indicate the number of shares you hold.
Expenses incurred in connection with the solicitation of proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, arrangements may be made pursuant to which brokers, bank nominees and other institutional holders of record will distribute at the Company’s expense proxies and proxy material to the appropriate beneficial owners, and assistance in the solicitation of proxies from such holders of record will be rendered by Georgeson Inc., New York, New York, for a fee of approximately $21,000.
OTHER BUSINESS
As of March 1, 2007, the Board knows of no other business which will come before the meeting. If any other business shall properly come before the meeting, including any proposal submitted by a stockholder which was omitted from this Proxy Statement in accordance with the applicable provisions of the federal securities laws, your authorized proxies will vote thereon in accordance with their best judgment.
2008 ANNUAL MEETING OF STOCKHOLDERS
If a stockholder wishes to submit a proposal for inclusion in the Proxy Statement prepared for the 2008 Annual Meeting of Stockholders, such proposal must be received by the Secretary at the Company’s office no later than November 23, 2007.
In addition, the By-Laws provide that only such business as is properly brought before the Annual Meeting will be conducted. For business to be properly brought before the meeting or nominations to be properly made at the Annual Meeting by a stockholder, written notice must be received by the Secretary not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting and such notice must contain the information listed under the caption “Director Nomination Procedures” on page 11 of this proxy statement. Accordingly, if a stockholder intends to present a matter at the 2008 Annual Meeting of Stockholders, notice of such must be received by the Secretary at the Company’s office no later than February 1, 2008. Notice must be received by such date if the matter is to be considered “timely” under Rule 14a-4(c) of the Securities Exchange Act. A copy of the By-Laws may be obtained by writing to the Secretary.

By order of the Board of Directors,

MARIA R. SHARPE
Senior Vice President and Secretary

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APPENDIX A
Current Version of Article Sixth of the Restated Certificate of Incorporation of UST Inc.
SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation. The directors shall be divided into three classes, each class to consist, as nearly as possible, of one third of the total number of directors constituting the entire Board of Directors. The Sole Incorporator shall elect one class of directors for a term of office to expire at the first annual meeting of stockholders occurring after the formation of the Corporation, one class of directors for a term of office to expire at the second annual meeting of stockholders occurring after the formation of the Corporation, and one class of directors for a term of office to expire at the third annual meeting of stockholders occurring after the formation of the Corporation. At each annual meeting of stockholders successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors in any manner which they may choose which maintains the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any vacancy on the Board of Directors, whether resulting from an increase in the number of directors or otherwise, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.
Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the instrument creating such class or series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article Sixth unless expressly provided by such terms.
Directors shall be elected by a plurality of the votes cast for each directorship. Election of directors need not be by written ballot except as otherwise provided in the By-Laws of the Corporation.
Proposed Version of Article Sixth of the Restated Certificate of Incorporation of UST Inc.
If Proposal No. 1 is approved by stockholders, Article Sixth of the Restated Certificate of Incorporation will be amended as follows:
SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation. The term of office of all directors shall expire at the 2007 annual meeting of stockholders. Beginning with the 2007 annual meeting of stockholders and at each succeeding annual meeting of stockholders, all directors shall be elected for a one-year term expiring at the next succeeding annual meeting of stockholders. Any vacancy on the Board of Directors, whether resulting from an increase in the number of directors or otherwise, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall serve until the next annual meeting of stockholders. In all instances, each director elected or appointed shall hold office until his successor is elected and qualified or until his earlier resignation or removal. No decrease in the numbers of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.
Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the instrument creating such class or series of Preferred Stock.
Directors shall be elected by a plurality of the votes cast for each directorship. Election of directors need not be by written ballot except as otherwise provided in the By-Laws of the Corporation.
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Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on May 1, 2007. Vote by Internet • Log on to the Internet and go to www.computershare.com/expressvote • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card / Instruction Card 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Amendment of Charter — The Board of Directors recommends a vote FOR Proposal 1. 1. Declassification of the Board of Directors For Against Abstain + B Election of Directors — Your vote is required with respect to both Proposals 2(a) and 2(b). The proposal that will become effective will be based on whether stockholders approve Proposal 1. 2 (a). Nominees (if Proposal No. 1 is approved) — The Board of Directors recommends a vote FOR the listed nominees. For Withhold For Withhold For Withhold 01 — J. D. Barr 02 — J. P. Clancey 03 — P. Diaz Dennis 04 - V. A. Gierer, Jr. 05 — J. E. Heid 06 — M. S. Kessler 07 — P. J. Neff 08 — A. J. Parsons 09 — R. J. Rossi 2 (b). Nominees (if Proposal No. 1 is not approved) — The Board of Directors recommends a vote FOR the listed nominees. For Withhold For Withhold For Withhold 01 — J. P. Clancey 02 — V. A. Gierer, Jr. 03 — J. E. Heid C Approval of Auditors — The Board of Directors recommends a vote FOR Proposal 3. For Against Abstain 3. Proposal to ratify and approve Ernst & Young LLP as independent auditors of the Company for the year 2007. And in their discretion, upon such other business as may properly come before the meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — E ON BOTH SIDES OF THIS CARD.

CONSIDER RECEIVING FUTURE UST INC. PROXY MATERIALS VIA THE INTERNET! Consider receiving future UST Inc. Annual Report and Proxy Materials in electronic form rather than in printed form. While we have not fully implemented electronic distribution of stockholder communications, your advance consent will assist us in preparing materials for electronic distribution. While voting via the Internet, just click the box to give your consent and thereby save UST Inc. the future costs of producing, distributing and mailing these materials. Accessing UST Inc. Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. If you do not consent to access UST Inc. Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy / Instruction Card — UST Inc. + ANNUAL MEETING OF STOCKHOLDERS — MAY 1, 2007 The undersigned hereby appoints RICHARD A. KOHLBERGER and MARIA R. SHARPE, or either of them, with full power of substitution, attorneys and proxies to vote all shares of Common Stock of UST Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Cole Auditorium, Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut, on Tuesday, the 1st day of May 2007, at 10:00 a.m., and at any and all adjournments thereof, on the matters listed on the reverse side which are set forth in the accompanying Proxy Statement. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1, 2(a), 2(b) and 3. If applicable, for participants of the UST Inc. Employees’ Savings Plan, this card also constitutes voting instructions to Vanguard Fiduciary Trust Company, the Trustee under the Plan, to vote the shares of the Company’s common stock held in the undersigned’s account(s) in the Savings Plan at the Annual Meeting of Stockholders to be held on May 1, 2007. If no voting instructions are provided, the shares reflected on this Proxy/Instruction Card will be voted by the Trustee in the same proportion as shares as to which voting instructions have been received. Your instructions to the Trustees will be confidential. A Notice of the 2007 Annual Meeting and Proxy Statement and a 2006 Annual Report are enclosed. PLEASE MARK, DATE AND SIGN BELOW. D Non-Voting Items Change of Address — Please print new address below. E Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — E ON BOTH SIDES OF THIS CARD. +